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                                                                     Exhibit 2.1

                          AGREEMENT AND PLAN OF MERGER




                                      AMONG



                         RED ROBIN INTERNATIONAL, INC.,



                          RED ROBIN HOLDING CO., INC.,



                            THE SNYDER GROUP COMPANY

                                       AND



                  THE STOCKHOLDERS OF THE SNYDER GROUP COMPANY




                          Dated as of February 18, 2000

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                               TABLE OF CONTENTS

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                                                ARTICLE I

                                               DEFINITIONS

1.1      Definitions ...........................................................................     1

                                                ARTICLE II

                                               THE MERGER

2.1      The Merger ............................................................................    10
2.2      Closing ...............................................................................    10
2.3      Effects of the Merger .................................................................    10
2.4      Articles of Incorporation and Bylaws ..................................................    11
2.5      Directors and Officers of the Surviving Corporation ...................................    11
2.6      Additional Actions ....................................................................    11
2.7      Nature and Qualification of Merger ....................................................    11
2.8      Conversion of Capital Stock ...........................................................    11
2.9      Merger Consideration; Adjustments .....................................................    12
2.10     Exchange of Certificates ..............................................................    14
2.11     Escrow Agreement ......................................................................    14

                                               ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE STOCKHOLDERS

3.1      Organization and Qualification ........................................................    15
3.2      Capitalization; Validity of Shares; Voting Trusts .....................................    16
3.3      Authority Relative to this Agreement ..................................................    17
3.4      Consents and Approvals ................................................................    17
3.5      Non-Contravention .....................................................................    17
3.6      Environmental Matters .................................................................    17
3.7      Licenses and Permits ..................................................................    18
3.8      Compliance with Laws ..................................................................    19
3.9      Financial Statements ..................................................................    19
3.10     Absence of Changes ....................................................................    19
3.11     No Undisclosed Liabilities ............................................................    22
3.12     Litigation ............................................................................    22
3.13     Real Property .........................................................................    23
3.14     Personal Property .....................................................................    24
3.15     Sufficiency of Assets .................................................................    25
3.16     Books and Records .....................................................................    25
3.17     Intellectual Property; Computer Software ..............................................    26
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3.18   Material Contracts ..................................................................    26
3.19   Insurance ...........................................................................    28
3.20   Labor Matters .......................................................................    29
3.21   Employee Plans ......................................................................    30
3.22   Tax Matters .........................................................................    36
3.23   Transactions with Certain Persons ...................................................    38
3.24   Suppliers ...........................................................................    38
3.25   Banking Relationships ...............................................................    38
3.26   Prohibited Payments .................................................................    39
3.27   Year 2000 Matters ...................................................................    39
3.28   Brokers .............................................................................    39
3.29   Full Disclosure .....................................................................    39

                                              ARTICLE IV

                          REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

4.1    Ownership of Company Common Stock ...................................................    40
4.2    Power, Authorization and Enforceability of Agreement ................................    40
4.3    Compliance with Other Instruments and Laws ..........................................    40
4.4    No Third Party Options ..............................................................    41
4.5    Brokers and Finders .................................................................    41
4.6    Investment Representations ..........................................................    41
4.7    Tax Free Reorganization Treatment ...................................................    42

                                             ARTICLE V

                                  REPRESENTATIONS AND WARRANTIES OF BUYER

5.1    Organization; Qualification .........................................................    42
5.2    Authority Relative to this Agreement ................................................    42
5.3    Consents and Approvals ..............................................................    43
5.4    Non-Contravention ...................................................................    43
5.5    Litigation ..........................................................................    43
5.6    Brokers .............................................................................    43
5.7    Interim Operations of Sub ...........................................................    43

                                             ARTICLE VI

                                        ADDITIONAL AGREEMENTS

6.1    Conduct of Business .................................................................    44
6.2    Forbearances ........................................................................    44
6.3    Negotiations with Others ............................................................    45
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6.4      Investigation of Business and Properties ......................................    45
6.5      Confidentiality ...............................................................    45
6.6      No Disclosure; Public Announcements ...........................................    46
6.7      Expenses ......................................................................    46
6.8      Interim Financial Statements ..................................................    46
6.9      Efforts to Consummate .........................................................    46
6.10     Environmental Investigation ...................................................    47
6.11     Further Assurances ............................................................    47
6.12     HSR Act .......................................................................    47
6.13     Tax Treatment; Plan of Reorganization .........................................    47
6.14     Form 5500 Filings .............................................................    47
6.15     Tax Matters ...................................................................    48
6.16     Delivery of Reports to the Company and Access to Officers .....................    50
6.17     Valuation Items ...............................................................    50
6.18     Retained Assets ...............................................................    50
6.19     Books and Records .............................................................    50
6.20     Company Schedules .............................................................    51

                                            ARTICLE VII

                                 CONDITIONS TO OBLIGATIONS OF BUYER

7.1      Representations and Warranties ................................................    51
7.2      Performance of this Agreement .................................................    51
7.3      Consents and Approvals ........................................................    51
7.4      Injunction, Litigation, etc. ..................................................    52
7.5      Legislation ...................................................................    52
7.6      Proceedings ...................................................................    52
7.7      Closing Deliveries ............................................................    52
7.8      Material Change ...............................................................    53
7.9      Quad-C Investment .............................................................    53
7.10     Shareholders Agreement; Registration Rights Agreement .........................    53
7.11     Master Agreement; Stock Purchase and Sale Agreement ...........................    53
7.12     Employment Agreement ..........................................................    53
7.13     Due Diligence Review ..........................................................    53
7.14     Opinion of Financial Advisor ..................................................    53
7.15     Escrow Agreement ..............................................................    53
7.16     Minimum Debenture Merger Consideration ........................................    53
7.17     Dissenting Stockholders .......................................................    53
7.18     Refinancing of Debt ...........................................................    53
7.19     Assets ........................................................................    54
7.20     Tax Free Reorganization Treatment .............................................    54
7.21     Approval of the Company Schedules .............................................    54
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                                     ARTICLE VIII

                CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE STOCKHOLDERS

8.1      Representations and Warranties ............................................   54
8.2      Performance of this Agreement .............................................   54
8.3      Consents and Approvals ....................................................   55
8.4      Injunction, Litigation, etc. ..............................................   55
8.5      Legislation ...............................................................   55
8.6      Proceedings; Certificates .................................................   55
8.7      Closing Deliveries ........................................................   55
8.8      Tax Free Reorganization Treatment .........................................   56
8.9      Releases ..................................................................   56
8.10     Merger Consideration ......................................................   56
8.11     Quad-C Investment .........................................................   56
8.12     Master Agreement; Stock Purchase and Sale Agreement .......................   56
8.13     Shareholders Agreement; Registration Rights Agreement .....................   56
8.14     Employment Agreement ......................................................   56
8.15     Refinancing of Debt .......................................................   56
8.16     Indenture .................................................................   57

                                    ARTICLE IX

                     SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

9.1      Survival of Representations ...............................................   57
9.2      Indemnification by the Stockholders .......................................   57
9.3      Indemnification by Buyer ..................................................   58
9.4      Notice and Defense of Claims ..............................................   59
9.5      Limitations on Indemnification ............................................   62
9.6      Calculation of Covered Liabilities ........................................   62
9.7      Exclusive Remedy ..........................................................   63

                                       ARTICLE X

                                      TERMINATION

10.1     Termination ...............................................................   63
10.2     Procedure: Effect of Termination ..........................................   64

                                      ARTICLE XI

                                  GENERAL PROVISIONS
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11.1     Notices ....................................................     64
11.2     Interpretation .............................................     65
11.3     Entire Agreement ...........................................     65
11.4     No Third Party Beneficiaries ...............................     65
11.5     Successors and Assigns .....................................     66
11.6     Severability ...............................................     66
11.7     Amendment ..................................................     66
11.8     Extension; Waiver ..........................................     66
11.9     Disclosure Schedules .......................................     66
11.10    Counterparts ...............................................     67
11.11    Jurisdiction; Waiver of Jury Trial .........................     67
11.12    Governing Law ..............................................     67
11.13    Stockholder Agent ..........................................     67
11.14    Stockholders Covenant ......................................     68
11.15    Attorney's Fees ............................................     68
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EXHIBITS

      A     Stockholders
      B     Form of Shareholders Agreement
      C     Form of Registration Rights Agreement
      D     Form of Employment Agreement
      E     Estimated Closing Balance Sheet
      F     Form of Debenture
      G     Form of Indenture
      H     Form of Escrow Agreement
      I     Merger Agreement

SCHEDULES

      2.9(b)       Variations from GAAP
      3.1          Organization and Qualification
      3.2          Capitalization
      3.4          Consents and Approvals
      3.5          Non-Contravention
      3.6          Environmental Matters
      3.7          Licenses and Permits
      3.8          The Company's Compliance
      3.9          GAAP
      3.10         Absence of Changes
      3.11         Undisclosed Liabilities
      3.12         Litigation
      3.13         Real Property
      3.14         Personal Property
      3.15         Sufficiency of Assets
      3.17         Intellectual Property
      3.18         Contracts
      3.19         Insurance
      3.20         Labor Matters
      3.21         Employee Plans
      3.22         Tax Matters
      3.23         Transactions with Certain Persons
      3.24         Suppliers
      3.25         Banking Relationships
      4.1          Company Common Stock Ownership
      4.2          Enforceability
      4.3          Stockholder Compliance
      4.4          Third Party Options
      5.3          Consents and Approvals
      6.2          Forbearances
      6.9          Efforts to Consummate
      6.17         Valuation Items
      6.18         Retained Assets

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         8.9          Releases
         11.2(a)      The Company's' Executive Officers
         11.2(b)      Buyer's Executive Officers

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of February 18, 2000, is made by and among RED ROBIN INTERNATIONAL, INC., a Nevada corporation ("Buyer"), RED ROBIN HOLDING CO., INC., a Nevada corporation ("Sub"), THE SNYDER GROUP COMPANY, a Delaware corporation (the "Company"), Stephen S. Snyder, Louise Snyder and the stockholders of the Company set forth on Exhibit A (Stephen S. Snyder, Louise Snyder and the stockholders of the Company set forth on Exhibit A are collectively referred to herein as the "Stockholders").

                                    RECITALS

         A. Buyer and the Company have agreed to merge the Company with and into Sub, a direct wholly-owned subsidiary of Buyer (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Nevada General Corporation Law (the "NGCL") and the Delaware General Corporation Law (the "DGCL").

         B. The respective Boards of Directors of Buyer, Sub and the Company have determined that the Merger is in the best interests of their respective stockholders.

         C. Buyer, Sub, the Company and the Stockholders desire to make representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

         D. For federal income tax purposes, the parties intend that the Merger qualify as a reorganization within the meaning of Section 368(a)(2)(D) of the Internal Revenue Code.

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and agreements herein contained, the parties hereto agree as follow:

                                    ARTICLE I
                                   DEFINITIONS

         1.1 Definitions. The following terms, as used herein, have the following meanings:

              "Action" means any complaint, claim, prosecution, indictment, action, suit, arbitration, investigation, governmental audit, inquiry or proceeding by or before any Governmental Authority.

              "Adjusted Stockholder's Equity" has the meaning set forth in
Section 2.9(b)(i)(A).

              "Affiliate" of a Person means a Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

              "Assets" means all of the Company's or any of the Company's Subsidiaries' right, title and interest in and to all properties, assets and rights of any kind, whether tangible or intangible, real or personal, owned by the Company or any of its Subsidiaries or in which the Company or any of its Subsidiaries has any interest whatsoever.

              "Audited Financial Statements" shall have the meaning set forth in
Section 3.9.

              "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction that forms or could reasonably be expected to form the basis for any specified consequence.

              "Benefit Arrangement" means any employment, consulting, severance or other similar contract, arrangement or policy and each plan, arrangement, program or agreement providing for insurance coverage (including, without limitation, any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, severance benefits, life, health or accident benefits (including, without limitation, any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Internal Revenue Code providing for the same or other benefits), "fringe benefits" or other perquisites (including, but not limited to, benefits related to any Company reimbursed or leased airplanes, automobiles, clubs, childcare, parenting, sabbatical, sick leave or other benefits) or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not a Welfare Plan, Pension Plan or Multiemployer Plan, (ii) is entered into, maintained, contributed to or required to be contributed to, as the case may be, by the Company or any of its Subsidiaries or any ERISA Affiliate or under which the Company, any Subsidiary or any ERISA Affiliate may incur any liability, and
(iii) covers any employee or former employee, current or former leased employee, current or former consultant or independent contractor of the Company, any Subsidiary or any ERISA Affiliate (with respect to their relationship with any such entity).

              "Books and Records" means all books, records, lists, ledgers, files, reports, plans, drawings and operating records of every kind (in any form or medium) relating to the Company and its Subsidiaries, the Assets, Business operations, customers, suppliers and personnel, including (i) all corporate books and records of the Company and its Subsidiaries, disk or tape files, printouts, runs or other computer-based information and the Company and its Subsidiaries' interest in all computer programs required to access, and the equipment containing, all such computer-based information, (ii) all product, business and marketing plans, (iii) all environmental control records, (iv) all sales, maintenance and production records, (v) equipment warranty information,
(vi) litigation files, (vii) customer and supplier lists and information and
(viii) personnel records.

              "Breaching Party" shall have the meaning set forth in Section
10.2.

              "Business" means the operation as a franchisee of the "Red Robin" casual restaurant dining business conducted by the Company and its Subsidiaries and the development, administration, management and support thereof.

              "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Richmond, Virginia, Denver, Colorado or New York, New York are authorized by Law to close.

              "Buyer Common Stock" means the common stock, par value $.001, of Buyer.

              "Buyer Indemnified Parties" has the meaning set forth in 9.2(a).

              "Capitalized Leases" means any lease of which the Company or any of its Subsidiaries is the lessee which is required to be capitalized on the balance sheet in accordance with GAAP.

              "Cash Merger Consideration" has the meaning set forth in Section 2.8(a)(ii).

              "Certificate" has the meaning set forth in Section 2.10(a)

              "Claim Notice" has the meaning set forth in Section 9.4(a).

              "Closing" has the meaning set forth in Section 2.2.

              "Closing Balance Sheet" has the meaning set forth in Section
2.9(b).

              "Closing Date" has the meaning set forth in Section 2.2.

              "Closing Stock Value" means $2.00 per share of Buyer Common Stock, as proportionately adjusted from time to time for any stock dividends, stock splits, reverse stock splits, reclassifications or events of a similar nature affecting the shares of Buyer Common Stock after the Effective Time.

              "Company" means The Snyder Group Company, a Delaware corporation.

              "Company's Accountants" means the accountants of the Company from the Denver, Colorado office of Arthur Andersen, LLP.

              "Company Common Stock" means the common stock, $.01 par value, of the Company.

              "Company Schedules" has the meaning set forth in Section 6.20.

              "Contract" means any agreement, contract, lease, note, loan, evidence of indebtedness, purchase order, letter of credit, franchise agreement, undertaking, covenant not to compete, employment agreement, license, instrument and other executory commitment to which the Company or any of its Subsidiaries is a party and which relates to the Business or any of the Assets of the Company and its Subsidiaries, whether oral or written, and which pursuant to its terms has not expired, terminated or been fully performed by the parties thereto.

              "Controlled Group Liability" means any and all liabilities under
(i) Title IV of ERISA, (ii) Section 302 of ERISA, (iii) Sections 412 or 4971 of the Internal Revenue Code, (iv) the continuation coverage requirements of Sections 601 et seq. of ERISA and Section 4980B of
             -- ---

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the Internal Revenue Code, (v) the group health plan requirements of Section 701 et seq. of ERISA, Section 4980D of the Internal Revenue Code and Section 9801 et
-- ---                                                                        --
seq. of the Internal Revenue Code and (vi) the disclosure and reporting
---
requirements of Sections 101 et seq. of ERISA, other than such liabilities that arise solely out of, or relate solely to, employees or former employees of the Company or any of its Subsidiaries.

              "Covered Liabilities" means any and all debts, losses, liabilities, claims, fines, royalties, deficiencies, damages, Actions, obligations, payments (including those arising out of any demand, assessment, settlement, judgment or compromise relating to any Action), reasonable costs (including costs of mitigation) and reasonable expenses (including interest and penalties due and payable with respect thereto and reasonable attorneys' and accountants' fees and any other reasonable out-of-pocket expenses incurred in investigating, preparing, defending, avoiding or settling any Action or in investigating, preserving or enforcing another party's obligations hereunder), including any of the foregoing arising under, out of or in connection with any Action, order or consent decree of any Governmental Authority or award of any arbitrator of any kind, or any law, rule, regulation, contract, commitment or undertaking, but excluding consequential damages suffered or incurred by an indemnified party.

              "DGCL" has the meaning set forth in the recitals herein.

              "Debenture" means the obligations of Buyer evidenced by certain debenture certificates substantially in the form of Exhibit H and subject to the Indenture, in the principal amount of the Debenture Merger Consideration elected by the Stockholders pursuant to Section 2.8.

              "Debenture Merger Consideration" has the meaning set forth in
Section 2.8(a)(ii).

              "Decrees" has the meaning set forth in Section 3.8.

              "Dispute Notice" has the meaning set forth in Section 2.9(b).

              "Effective Time" has the meaning set forth in Section 2.3.

              "Employee Plans" means all Benefit Arrangements, Multiemployer Plans, Pension Plans and Welfare Plans.

              "Employment Agreement" means the employment agreement entered into by and between Michael J. Snyder and Buyer substantially in the form of Exhibit E.

              "Encumbrance" means any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, right-of-way, encroachment, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

              "Environmental Laws" means all applicable federal, state, local and foreign laws, all rules or regulations promulgated thereunder, and all orders, consent orders, judgments, notices, permits or demand letters issued, promulgated or entered pursuant thereto, relating to pollution or protection of the environment (including ambient air, surface water, ground water, land surface, or subsurface strata), including (i) laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, industrial materials, wastes or other substances into the environment and (ii) laws relating to the identification, generation, manufacture, processing, distribution, use, treatment, storage, disposal, recovery, transport or other handling of pollutants, contaminants, chemicals, industrial materials, wastes or other substances, in each case as in effect on the Closing Date. By way of example only, Environmental Laws include the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Toxic Substances Control Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended ("RCRA"), the Clean Water Act, as amended, the Safe Drinking Water Act, as amended, the Clean Air Act, as amended, the Atomic Energy Act of 1954, as amended, the Occupational Safety and Health Act, as amended, and all analogous laws promulgated or issued by any state or other governmental authority.

              "Environmental Permit" means a License or Permit issued under or with respect to an Environmental Law.

              "Environmental Reports" means any and all written reports or analyses in the possession of the Company or any of its Subsidiaries, of (i) Hazardous Emissions, Handling Hazardous Substances or any environmental conditions in, on or about the properties of the Company or any of its Subsidiaries or (ii) the Company's or its Subsidiaries' compliance with Environmental Laws.

              "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

              "ERISA Affiliate" means any entity which is (or at any relevant time was) a member of a "controlled group of corporations" with, under "common control" with, or a member of an "affiliated service group" with, or otherwise required to be aggregated with, the Company or any of its Subsidiaries as set forth in Section 414(b), (c), (m) or (o) of the Internal Revenue Code.

              "Escrow Agent" means Harris Trust Company of California, the escrow agent under the Escrow Agreement.

              "Escrow Agreement" means that certain escrow agreement to be entered into by and among Buyer, Sub, the Stockholders and the Escrow Agent at the Closing, substantially in the form of Exhibit J.

              "Escrow Assets" means 2,500,000 shares of Buyer Common Stock received by the Stockholders in connection with the consummation of the Merger which shall be deposited in an escrow account and any and all distributions of stock or any securities of Buyer Common Stock issued in respect thereof (including, without limitation, any shares issued pursuant to any stock dividend, stock split, reverse stock split, combination or reclassification thereof) and any cash substituted for such shares of Buyer Common Stock in accordance with the terms and conditions set forth in the Escrow Agreement, but excluding any cash dividends or other property distributed in respect of Buyer Common Stock and interest paid in respect of cash substituted for any shares of Buyer Common Stock.

              "Estimated Closing Balance Sheet" means the unaudited pro forma balance sheet of the Company attached hereto as Exhibit F.

              "Facilities" means all restaurants, commissaries, offices, manufacturing facilities, stores, warehouses, administration buildings and all real property owned or leased by the Company or any of its Subsidiaries.

              "Final Determination" has the meaning set forth in Section 9.4(f).

              "Fixtures and Equipment" means all of the furniture, fixtures, furnishings, machinery, equipment, spare parts, supplies, appliances, vehicles and other tangible personal property owned by the Company or any of its Subsidiaries, wherever located (including any of the foregoing purchased subject to any conditional sales agreement or title retention agreement in favor of any other Person), including all warranty rights with respect thereto.

              "Fully-Diluted Basis" means, without duplication, all outstanding Company Common Stock and all Company Common Stock issuable upon exercise of options, warrants, convertible or exchangeable securities or other similar instruments or rights.

              "GAAP" means generally accepted accounting principles in the United States of America, as in effect from time to time, consistently applied.

              "Governmental Authority" means any federal, state, local, foreign, court or tribunal, governmental, regulatory or administrative agency, department, bureau, authority or commission or arbitral panel.

              "Handling Hazardous Substances" has the meaning set forth in
Section 3.6(a).

              "Hazardous Emissions" has the meaning set forth in Section 3.6(a).

              "Hazardous Substances" means all pollutants, contaminants, chemicals, wastes, and any other carcinogenic, ignitable, corrosive, reactive, toxic or otherwise hazardous substances or materials (whether solids, liquids or gases) subject to regulation, control or remediation under Environmental Laws. By way of example only, the term Hazardous Substances includes petroleum, urea formaldehyde, flammable, explosive and radioactive materials, PCBs, pesticides, herbicides, asbestos, sludge, slag, acids, metals, solvents and waste waters.

              "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

              "indemnified party" has the meaning set forth in Section 9.4(a).

              "indemnifying party" has the meaning set forth in Section 9.4(a).

              "Indenture" means that certain agreement of trust between Buyer and the Trustee, substantially in the form of Exhibit I, for the benefit of the Stockholders who accept Merger Consideration in the form of Debentures.

              "Intellectual Property" means all trade names (including the trade names "Red Robin International, Inc." and "America's Gourmet Burgers & Spirits"), trademarks and service marks, patents, patent rights, copyrights, whether domestic or foreign, (as well as applications, registrations or certificates for any of the foregoing), inventions, trade secrets, proprietary processes, operating manuals, software and other industrial and intellectual property rights.

              "Interim Financial Statements" has the meaning set forth in
Section 3.9.

              "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

              "Inventory" means all inventories of food and beverages, paper, supplies and raw materials, wherever located (including items in transit).

              "Laws" has the meaning set forth in Section 3.8.

              "Lease" means a Real Property Lease or a Personal Property Lease.

              "Leased Real Property" has the meaning set forth in Section 3.13(b)(i).

              "Letter of Intent" has the meaning set forth in Section 6.5.

              "Licenses and Permits" means all registrations, applications, filings, certifications, notices, orders, licenses, permits, approvals, consents, qualifications, authorizations and waivers of any Governmental Authority, but does not include Environmental Permits.

              "Material Adverse Effect" or "Material Adverse Change" means as to any Person any material adverse effect on or material adverse change with respect to (A) the business, operations, assets, liabilities, condition (financial or otherwise,) or results of operations of such Person and its Subsidiaries, taken as a whole, or (B) the right or ability of such Person or any of its Subsidiaries to consummate the transactions contemplated hereby.

              "Material Contract" has the meaning set forth in Section 3.18.

              "Merger" has the meaning set forth in the recitals herein.

              "Merger Agreement" has the meaning set forth in Section 2.2.

              "Merger Consideration" means the aggregate of the Stock Merger Consideration, Debenture Merger Consideration and Cash Merger Consideration issued or delivered to the Stockholders pursuant to Section 2.8.

              "Multiemployer Plan" means any "multiemployer plan," as defined in
Section 4001(a)(3) or 3(37) of ERISA, which (i) the Company, any Subsidiary or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, maintained, administered, contributed to or was required to contribute to, or under which the Company, any Subsidiary or any ERISA Affiliate may reasonably be expected to incur any material liability which has not been fully satisfied as of the date hereof and
(ii) covers any employee or former employee of the Company, any Subsidiary or any ERISA Affiliate (with respect to their relationship with any such entity).

              "Multiple Employer Plan" means any plan that has two or more contributing sponsors, at least two of whom are not under common control, within the meaning of Section 4063 of ERISA.

              "NGCL" has the meaning set forth in the recitals herein.

              "Pension Plans" means any "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) which (i) the Company, any Subsidiary or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, within the five years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to, or under which the Company, any Subsidiary or any ERISA Affiliate may reasonably be expected to incur any liability (including, without limitation, any contingent liability) and (ii) covers any employee or former employee, current or former leased employee, current or former consultant or independent contractor of the Company, any Subsidiary or any ERISA Affiliate (with respect to their relationship with any such entity).

              "Permitted Encumbrances" means (i) statutory liens for current state and local property taxes or assessments not yet due or delinquent; (ii) mechanics', carriers', workers', repairers' and other similar liens arising or incurred in the ordinary course of business relating to obligations as to which there is no default on the part of the Company or any of its Subsidiaries; (iii) exceptions shown on the surveys or title reports furnished by the Company to Buyer on or before the date hereof and which do not materially affect the use, value, enjoyment, occupancy or marketability of such property; and (iv) such other recorded liens, imperfections in title, charges, easements, restrictions and encumbrances which do not materially affect the use, value, enjoyment, occupancy or marketability of such property.

              "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a governmental or political subdivision or an agency of instrumentality thereof.

              "Personal Property Lease" has the meaning set forth in Section 3.14(b)(i).

              "Personnel" of a corporation means all directors, officers and employees of such corporation and its Subsidiaries.

              "Pro Rata Percentage" has the meaning set forth in Section 2.9.

              "Proposed Acquisition Transaction" has the meaning set forth in
Section 6.3.

              "Real Property" means real property, together with the structures, fixtures and other improvements thereon and the appurtenances, rights and easements thereto.

              "Real Property Leases" has the meaning set forth in Section 3.13(b)(i).

              "Schedules" has the meaning set forth in Article III.

              "Stockholders" has the meaning set forth in the introductory paragraph herein.

              "Stockholder Agent" has the meaning set forth in Section 11.13(a).

              "Stockholder Documents" has the meaning set forth in Section 4.2.

              "Stock Merger Consideration" has the meaning set forth in Section 2.8(a)(i).

              "Subsidiary" with respect to any party to this Agreement, means any corporation or other business entity, whether or not incorporated, of which at least 50% of the securities or interests having, by their terms, ordinary voting power to elect members of the Board of Directors, or other persons performing similar functions with respect to such entity, is held directly or indirectly by such party.

              "Survival Date" has the meaning set forth in Section 9.1.

              "Surviving Corporation" has the meaning set forth in Section 2.1.

              "Tax Benefit" means the tax effect of any item of loss, deduction or credit or any other item (including any increase in tax basis of Assets of the Company or its Subsidiaries) which decreases Taxes paid or payable.

              "Tax Loss" means the tax effect of any item (including any decrease in tax basis of Assets of the Company and its Subsidiaries) which increases Taxes paid or payable.

              "Tax Returns" means any and all returns, reports, declarations and information statements with respect to Taxes required to be filed by or on behalf of the Company or any of its Subsidiaries with any Governmental Authority, whether domestic or foreign, including consolidated, combined or unitary returns and all amendments thereto.

              "Taxes" means (i) all federal, state and local, whether domestic or foreign, taxes or assessments, including those relating to income, gross receipts, gross income, capital stock, franchise, profits, employees and payroll, withholding, foreign withholding, social security, unemployment, disability, license, real property, personal property, intangibles, stamp, excise, sales, use, transfer, occupation, value added, ad valorem, customs duties, premium, windfall profits, information reporting, abandoned and unclaimed property reporting, environmental (including taxes under Section 59A of the Internal Revenue Code), alternative minimum or estimated taxes or other similar tax, duty or governmental charge, together with any interest, penalties or additions to tax or additional amounts with respect to the foregoing, whether disputed or not and (ii) any obligations under any agreements or arrangements with respect to any Taxes described in clause (i) hereof.

              "Taxing Authority" means any Governmental Authority including social security administration, domestic or foreign, having jurisdiction over the assessment, determination, collection, or other imposition of any Taxes.

              "Third Party Claim" has the meaning set forth in Section 9.4(b).

              "Total Reorganization Expenses" has the meaning set forth in
Section 2.9(b)(i)(B).

              "Trustee" means Rod Bench, the trustee under the Indenture.

              "Welfare Plan" means any "employee welfare benefit plan" as defined in Section 3(1) of ERISA, which (i) any of the Company, any Subsidiary or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or under which the Company, any Subsidiary or any ERISA Affiliate may reasonably be expected to incur any material liability or (ii) covers any employee or former employee, current or former leased employee, current or former consultant or independent contractor of the Company, any Subsidiary or any ERISA Affiliate (with respect to their relationship with any such entity).

              "Year 2000 Computer System Issues" has the meaning set forth in
Section 3.27.

                                   ARTICLE II
                                   THE MERGER

          2.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the provisions of the NGCL and the DGCL, the Company shall be merged with and into Sub at the Effective Time. As a result of the Merger, the separate corporate existence of the Company shall cease and Sub shall continue its existence under the laws of the State of Nevada. Sub, in its capacity as the corporation surviving the Merger, is hereinafter sometimes referred to as the "Surviving Corporation".

          2.2 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of O'Melveny & Myers LLP, 610 Newport Center Drive, Suite 1700, Newport Beach, California, at 8:00 a.m. local time on May 11, 2000, or such other date as may be agreed upon by the parties (the "Closing Date"). On the Closing Date, the parties shall file with the Nevada Secretary of State and the Delaware Secretary of State duly executed articles of merger and a certificate of merger, respectively, and Buyer shall keep on file in its registered office an agreement and plan of merger, in the forms included as Exhibit K (the "Merger Agreement"), all as required by and in accordance with the NGCL and the DGCL.

          2.3 Effects of the Merger. The effective time of the Merger (the "Effective Time") shall be the date upon which the Merger Agreement is filed with the Nevada Secretary of State and the Delaware Secretary of State or at such later time as shall be agreed upon by Buyer and the Company and specified in the Merger Agreement. From and after the Effective Time, the Merger shall have the effects set forth in Section 92A.250 of the NGCL and Section 259 of the DGCL.

          2.4 Articles of Incorporation and Bylaws. At the Effective Time (i) the Articles of Incorporation of Sub in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, and (ii) the Bylaws of Sub as amended and in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation; in each case until amended in accordance with applicable law.

          2.5 Directors and Officers of the Surviving Corporation. From and after the Effective Time, the directors and officers of Sub shall be the directors and officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

          2.6 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances or any other acts or things are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Sub or the Company, or (b) otherwise carry out the provisions of this Agreement, the Company and Sub and their respective officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances and to take all acts necessary, proper or desirable to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the provisions of this Agreement, and the officers and directors of the Surviving Corporation are authorized in the name of the Company or Sub or otherwise to take any and all such actions.

          2.7 Nature and Qualification of Merger. This Agreement contemplates that the Merger will be a tax free reorganization pursuant to Sections 368(a)(2)(D) of the Code.

          2.8 Conversion of Capital Stock.

              (a) At the Effective Time, by virtue of the Merger and without any action on the part of Buyer, Sub, the Company or any of their respective stockholders, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and represent the right to receive the following:

                   (i) Subject to Section 2.8(c), a number of shares of Buyer Common Stock (rounded to the nearest whole share) determined by dividing 5,480,152 shares of Buyer Common Stock (the "Stock Merger Consideration"), subject to adjustment as set forth in Section 2.9, by the number of issued and outstanding shares of Company Common Stock on a Fully-Diluted Basis immediately prior to the Effective Time; and

                   (ii) At the election of each Stockholder, (x) an amount in cash determined by dividing $10,960,301 (the "Cash Merger Consideration"), subject to adjustment as set forth in Section 2.9, by the number of issued and outstanding shares of Company Common Stock on a Fully-Diluted Basis immediately prior to the Effective Time or (y) an amount in Debentures determined by dividing $10,960,301 (the "Debenture Merger Consideration"), subject to adjustment as set forth in Section 2.9, by the number of issued and outstanding shares of Company Common Stock on a Fully-Diluted Basis immediately prior to the Effective Time. Each Stockholder shall notify Buyer of their election under this Section 2.8(a)(ii) at least 3 business days prior to the Closing Date.

              (b) The following legend shall be placed on the face of each certificate representing shares of Buyer Common Stock issued to the Stockholders in connection with the Merger: "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT AND PLAN OF MERGER DATED FEBRUARY 18, 2000 BETWEEN THE REGISTERED HOLDER HEREOF AND RED ROBIN INTERNATIONAL, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF RED ROBIN INTERNATIONAL, INC."

              (c) No certificates for fractional shares of Buyer Common Stock shall be issued as a result of the conversion provided for in Section 2.8(a)(i). If more than one certificate representing shares of Company Common Stock shall be surrendered for the account of the same holder, the number of shares issuable in the Merger to such holder shall be computed on the basis of the aggregate number of shares represented by the certificates so surrendered, rounded to the nearest whole share.

       2.9    Merger Consideration; Adjustments.

              (a) The Merger Consideration shall be adjusted, plus or minus (as the case may be) under the remaining provisions of this Section 2.9.

              (b) The Merger Consideration shall be subject to adjustment as follows:

              Within 60 days following the Closing Date, the Company's Accountants, at Buyer's cost and expense, shall prepare and deliver to Buyer, a consolidated balance sheet of the Company and its Subsidiaries as of the Closing Date (the "Closing Balance Sheet") and a schedule setting forth the Company's Accountants' determination of the adjustments to the Merger Consideration, if any, required hereunder. The Closing Balance Sheet shall be prepared on a consolidated basis in accordance with GAAP, applied consistent with past practices (including without limitation, inclusion of a valuation allowance for any deferred Tax asset arising out of a net operating loss carryforward equal to the amount of such deferred Tax asset), except for (i) such variations from GAAP as were applied by the Company in the preparation of the Estimated Closing Balance Sheet and are set forth on Schedule 2.9(b) and (ii) the exclusion of the Company's obligation to repurchase capital stock of Shamrock Corporation in an amount not to exceed $556,000; provided, however, that if the amount of the
                               --------  -------
obligation to repurchase capital stock of Shamrock Corporation is less than $556,000 as of the Closing Date, then the assets of the Company as of the Closing Date shall be increased by the amount of the difference between $556,000 and the actual amount of such obligation as of the Closing Date. The Closing Balance Sheet shall be conclusive and binding on the parties for purposes of calculating any adjustment to the Merger Consideration under this Section unless Buyer notifies the Stockholder Agent in writing (a "Dispute Notice") within 30 days of Buyer's receipt of the Closing Balance Sheet of any disagreements therewith (stating with reasonable specificity the basis for any such disagreement). During such 30-day period, the Company's Accountants shall give Buyer and its accountants or other representatives access to all work papers of the Company's Accountants related to the preparation of the Closing Balance Sheet. Buyer and the Stockholder Agent shall negotiate in good faith to resolve any disagreements concerning the Closing Balance Sheet as promptly as practicable. If any disagreement concerning the Closing Balance Sheet is not resolved by Buyer and the Stockholder Agent within 30 days following the Stockholder Agent's receipt of the Dispute Notice, the Merger Consideration shall be adjusted as set forth below for any undisputed amounts, and Buyer and the Stockholder Agent shall promptly engage, on standard terms and conditions for a matter of such nature, a nationally recognized firm of independent accountants to resolve the disputed amounts. The firm of independent accountants shall be proposed in writing by Buyer to the Stockholder Agent. In the absence of prompt agreement on the identity of the independent accountants, the Denver office of the accounting firm of Ernst & Young LLP shall be engaged by the parties. The parties shall be entitled to provide the independent accountants with supporting documentation in connection with the resolution of the items in dispute. The engagement agreement with the independent accountants shall require the independent accountants to make their determination with respect to the items in dispute within 60 days following their appointment. Buyer and the Stockholder Agent (in the latter case, on behalf of and for the account of the Stockholders) shall each pay one-half of the cost of the fees and expenses of such independent accountants. The resolution by the independent accountants of any dispute concerning the Closing Balance Sheet shall be final, binding and conclusive upon the parties for purposes of any adjustment of the Merger Consideration pursuant to this Section.

                  (i) The Merger Consideration shall be reduced, dollar for dollar, by the amount (if any) by which the stockholder's equity in the Company as shown on the Closing Balance Sheet is less than (2,991,619); and

                  (ii) The Merger Consideration shall be increased, dollar for dollar, by the amount (if any) by which the stockholder's equity is greater than (2,891,619).

              (c) If any adjustments to the Merger Consideration are finally determined in accordance with the provisions of this Section 2.9, (i) if such adjustments result in a reduction of the Merger Consideration, within three days after the final determination of the amount thereof, the Stockholders, at their election, shall either (A) pay to Buyer, in immediately available funds, 100% of the amount of such reduction or (B) pay to Buyer, in immediately available funds, 50% of the amount of such reduction and execute written instructions to the Escrow Agent to release to Buyer, in accordance with Section 2.11, Escrow Assets with a value equal to 50% of the amount of such reduction; provided,
                                                                  --------
however, that if the Stockholders do not reimburse Buyer for the reduction of
-------
the Merger Consideration in accordance with the foregoing, Buyer shall be entitled to deliver written instructions to the Escrow Agent for the immediate release of Escrow Assets with a value equal to the amount of such reduction; provided, further, that if the delivery of Buyer Common Stock to Buyer to
--------  -------
reimburse Buyer for the reduction of the Merger Consideration will result in the disqualification of the Merger as a "reorganization" within the meaning of
Section 368(a)(2)(D), the Stockholders shall pay Buyer an amount in cash, in immediately available funds, to reimburse Buyer for the reduction of the Merger Consideration, and (ii) if such adjustments result in an increase in the Merger Consideration, Buyer shall, within three business days after the final determination of the amount thereof, (i) issue to the Stockholders on a pro rata basis based on each Stockholder's percentage ownership of the Company immediately prior to the Effective Time (the "Pro Rata Percentage"), additional shares of Buyer Common Stock having a value equal to 50% of the amount of such increase and (ii) deliver to each Stockholder that elected Cash Merger Consideration pursuant to Section 2.8(a)(ii), immediately available funds in the amount of 50% of such increase based on each such Stockholder's Pro Rata Percentage or issue to each Stockholder that elected Debenture Merger Consideration pursuant to Section 2.8(a)(ii), Debentures in the amount of 50% of such increase based on each such Stockholder's Pro Rata Percentage. Notwithstanding the foregoing, to the extent the aggregate amount of cash and Debentures to be delivered to the Stockholders by Buyer for any increase in the Merger Consideration pursuant to the foregoing would exceed $960,301, Buyer shall deliver Buyer Common Stock to the Stockholders (based on each Stockholder's Pro Rata Percentage in an aggregate amount equal to such excess amount). For purposes of determining the number of shares to be released to Buyer or issued to the Stockholders, the value of a share of Buyer Common Stock will be equal to the Closing Stock Value.

       2.10  Exchange of Certificates.

             (a) Exchange Procedures. As soon as practicable after the Effective
                 -------------------
Time, upon each Stockholder's surrender for cancellation to Buyer of a certificate which immediately prior to the Effective Time represented outstanding shares of Company Common Stock and were converted into the right to receive the Merger Consideration pursuant to Section 2.8 (the "Certificate"), each such Stockholder shall be entitled to receive in exchange therefor (i) one or more certificates, in such denominations, as may be reasonably requested by such Stockholder at least three Business Days prior to the Closing Date, representing that whole number of shares of Buyer Common Stock which such Stockholder has the right to receive pursuant to Section 2.8 and (ii) in accordance with each Stockholder's election pursuant to Section 2.8, the amount in cash or Debenture that each such Stockholder has the right to receive pursuant to Section 2.8. The shares represented by the Certificate so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 2.10, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon surrender one or more certificates representing shares of Buyer Common Stock and cash or Debentures pursuant to Section 2.8 and as provided in the Merger Agreement and this Article II.

             (b) No Further Ownership Rights in Company Common Stock. All shares
                 ---------------------------------------------------
of Buyer Common Stock issued upon surrender of Certificates and cash or Debentures delivered in accordance with the terms hereof shall be deemed to have been issued and delivered in full satisfaction of all rights pertaining to such shares of Company Common Stock represented thereby, and, from and after the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Company of shares of Company Common Stock outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Section 2.10.

       2.11 Escrow Agreement. At the Closing, without any act of the Stockholders, the Stockholders will be deemed to have received and deposited with the Escrow Agent, 2,500,000 shares of Buyer Common Stock issuable in accordance with Section 2.8 hereof in an escrow account in accordance with the terms and conditions of the Escrow Agreement substantially in the form attached hereto as Exhibit J. Such Buyer Common Stock shall be in the name and account of the Stockholders, as set forth in the Escrow Agreement, and shall be held to satisfy (i) any adjustments to the Stock Merger Consideration required under Section 2.9 hereof, and (ii) any claims by Buyer or the Surviving Corporation for indemnification pursuant to
Article IX hereof.

                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                              AND THE STOCKHOLDERS

         As an inducement to Buyer and Sub to enter into this Agreement, the Company and the Stockholders hereby severally but not jointly, make the following representations and warranties to Buyer and Sub, except as otherwise set forth in written disclosure schedules (the "Schedules") delivered to Buyer prior to the execution hereof, a copy of which is attached hereto. The Schedules are numbered to correspond to the various sections of this Article III setting forth certain exceptions to the representations and warranties contained in this
Article III and certain other information called for by this Agreement. Unless otherwise specified, no disclosure made in any particular Schedule shall be deemed made in any other Schedule unless expressly made therein (by cross-reference or otherwise) unless, and only to the extent that, it would fairly be understood on its face to contain information which also is applicable to the representations and warranties to which such other Schedule relates.

         3.1   Organization and Qualification.

               (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has corporate power and authority to own or lease all of its respective properties and assets and to carry on its business as it is presently being conducted, and is duly qualified and in good standing to transact business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be in good standing or to be duly qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole or where such failure to be in good standing or to be duly qualified would not, individually or in the aggregate, to the knowledge of the Company or the Stockholders, with the passage of time, the giving or receipt of notice or the occurrence or nonoccurrence of any other circumstance, action or event, be reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. Each jurisdiction in which the Company is qualified to do business is set forth in Schedule 3.1. The Company has heretofore delivered to Buyer complete and correct copies of the Articles of Incorporation and Bylaws or equivalent organizational documents of the Company as currently in effect.

               (b) Except as set forth in Schedule 3.1, the Company does not have any Subsidiaries.

               (c) Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has corporate power and authority to own or lease all of its respective properties and assets and to carry on its business as it is presently being conducted, and is duly qualified and in good standing to transact business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be in good standing or to be duly qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole or where such failure to be in good standing or to be duly qualified would not, individually or in the aggregate, to the knowledge of the Company or the Stockholders, with the passage of time, the giving or receipt of notice or the occurrence or nonoccurrence of any other circumstance, action or event, be reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. Each jurisdiction in which each Subsidiary is qualified to do business is set forth in Schedule 3.1.

               (d) A complete list of the directors and officers of the Company and each of its Subsidiaries is set forth in Schedule 3.1.

        3.2    Capitalization; Validity of Shares; Voting Trusts.

               (a) The authorized capitalization of the Company and the shares of capital stock which are outstanding are set forth in Schedule 3.2. All of the outstanding shares of capital stock (i) have been duly authorized, are validly issued, fully paid and nonassessable, and were not issued in violation of any preemptive rights, and (ii), except as set forth in Schedule 3.2, are owned of record and, to the knowledge of the Stockholders or the Company, beneficially as set forth in Schedule 3.2.

               (b) Except as set forth in Schedule 3.2, (i) neither the Company nor any Subsidiary has any commitment to issue or sell any shares of capital stock, or any securities or obligations convertible into or exchangeable for, or giving any Person any right to acquire from the Company or any Subsidiary, any shares of capital stock, and no such securities or obligations are outstanding,
(ii) there are no obligations or commitments of any kind for the repurchase, redemption or other acquisition of any shares of capital stock of the Company or any of its Subsidiaries, and (iii) there are no outstanding Company stock appreciation rights, limited stock appreciation or other rights or derivative securities to receive or redeem for cash, warrants, options or other derivative securities.

               (c) Except as set forth in Schedule 3.2, and except for any equity interests held by the Company in publicly traded companies in an amount that is less than 5% of the outstanding securities of any such company, the Company does not, directly or indirectly, own any capital stock of or other equity interest in any corporation, partnership or other entity or other Person. All of the issued and outstanding shares of capital stock of each Subsidiary are duly authorized, validly issued, fully paid and nonassessable and are owned of record and beneficially by the Company or another Subsidiary, free and clear of all Encumbrances.

               (d) Except as set forth in Schedule 3.2, there are no shareholder agreements, voting trusts, proxies or other agreements or understandings to which the Company is a party or by which it is bound, or, to the knowledge of the Stockholders or the Company, any other such agreements or understandings, with respect to or concerning the purchase, sale or voting of the capital stock of the Company or any of its Subsidiaries.

         3.3 Authority Relative to this Agreement. The Company has all corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of the Company, subject to approval by the Stockholders pursuant to the DGCL. This Agreement has been duly executed and delivered by the Company and, assuming that Buyer has duly authorized, executed and delivered this Agreement, this Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         3.4 Consents and Approvals. No consent, waiver, agreement, approval or authorization of, or declaration, filing, notice or registration to or with, any Governmental Authority is required to be made or obtained by the Company or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby other than those set forth in Schedule 3.4. Except as set forth in Schedule 3.4, there is no requirement that any party to any Material Contract or Real Property Lease to which the Company or any of its Subsidiaries is a party or by which any of them is bound, consent to the execution and delivery of this Agreement by the Company or the consummation of the transactions contemplated hereby.

         3.5 Non-Contravention. The execution, delivery and performance by the Company of this Agreement does not, and the consummation by the Company of the transactions contemplated hereby will not (i) violate or result in a breach of any provision of the Articles of Incorporation, Bylaws or similar organizational documents of the Company or any of its Subsidiaries, (ii) except as described in
Schedule 3.5, conflict with, result in a breach of or result in a default (or give rise to any right of termination, cancellation or acceleration) under the terms, conditions or provisions of any Material Contract or Real Property Lease to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their Assets is bound, or (iii) except as described in Schedule 3.5, violate any order, writ, injunction, decree or, to the knowledge of the Stockholders or the Company, any Law applicable to the Company or any of its Subsidiaries or any of their Assets.

         3.6  Environmental Matters.

              (a) Except as set forth in Schedule 3.6, the Company and its Subsidiaries have all Environmental Permits which are necessary and material to the conduct of the Business as it is presently being conducted, including those relating to (i) emissions, discharges or threatened discharges of pollutants, contaminants, hazardous or toxic substances or petroleum into the air, surface water, ground water or the ocean, or on or into the land ("Hazardous Emissions") and (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous or toxic substances, or petroleum ("Handling Hazardous Substances"), whether by the Company or any of its Subsidiaries or by a third party on their behalf. To the knowledge of the Company or the Stockholders, the Company and its Subsidiaries are in compliance in all material respects with all of the terms and conditions set forth in such Environmental Permits and are also in compliance in all material respects with all of the terms and conditions contained in or required of it by any Environmental Law applicable to the Company and its Subsidiaries, their Assets, or the Business.

              (b) Except as set forth in Schedule 3.6, to the knowledge of the Company or the Stockholders, no underground storage tanks or underground storage receptacles for Hazardous Substances are located on the Facilities, there have been no releases of Hazardous Substances and no owners or operators of real property adjacent to the Facilities spilled, released or discharged any Hazardous Substances onto such adjacent properties. Except as set forth in
Schedule 3.6, to the knowledge of the Company or the Stockholders, no facts, conditions or events exist which (i) interfere with or prevent continued compliance in all material respects with any of the Environmental Permits or any Environmental Law, (ii) are reasonably expected to give rise to any material liability (whether based in contract, tort, implied or express warranty, criminal or civil statute or otherwise) under any Environmental Law relating to the Hazardous Emissions or Handling Hazardous Substances or (iii) obligate the Company or any of its Subsidiaries to clean up, remedy, abate or otherwise restore to a former condition, by themselves or jointly with others, any contaminated surface water, ground water, soil or any natural resources associated therewith either on the Facilities or at any property owned by a third party, or in any building, structural or insulation materials located on or in the Facilities that contain greater than 1% asbestos.

              (c) Except as set forth on Schedule 3.6, to the knowledge of the Company or the Stockholders, the Company, the Company and its Subsidiaries have not released any other person from any claim under any Environmental Law or waived any rights concerning any violation of Environmental Law. Except as set forth in Schedule 3.6, the Company and its Subsidiaries have not contractually indemnified any other person for any violation of Environmental Law related to the Facilities or any Real Property formerly owned by the Company and its Subsidiaries.

              (d) There are no consent decrees, consent orders, judgments, judicial or administrative orders or agreements (other than Licenses and Permits) with or, to the knowledge of the Company or the Stockholders, liens by, any Governmental Authority or quasi-governmental entity relating to any Environmental Law which regulate, obligate or bind the Company or any of its Subsidiaries.

              (e) True and correct copies of the Environmental Reports have been delivered to Buyer and a list of all such reports, audits and assessments is set forth in Schedule 3.6.

      3.7 Licenses and Permits. Except as set forth on Schedule 3.7, to the knowledge of the Stockholders or the Company, the Company and its Subsidiaries have all Licenses and Permits material to the conduct of the Business as it is presently being conducted. Schedule 3.7 contains a complete and correct list of all such Licenses and Permits known to the Stockholders and the Company, all of which are in full force and effect and, to the knowledge of the Stockholders or the Company, all of which will remain in full force and effect following consummation of the transactions contemplated hereby, except as set forth in
Schedule 3.7. Except for matters relating to Buyer and its Affiliates, neither the Stockholders nor the Company has any reason to believe that the Licenses or Permits in effect on the date hereof will not be renewed or will be renewed with conditions that materially affect the operation of the Business. Except as set forth in Schedule 3.7, neither the Stockholders, the Company nor any of the Company's Subsidiaries has received any written notice to the effect that, or otherwise has any knowledge that, (i) the Company and its Subsidiaries are not currently in compliance with, or are in violation of, any such Licenses and Permits in any material respect or (ii) any currently existing circumstances are likely to result in a failure of the Company and its Subsidiaries to comply with, or in a violation by the Company or any of its Subsidiaries of, any such Licenses and Permits in any material respect.

         3.8 Compliance with Laws. Except as set forth in Schedule 3.8, to the knowledge of the Stockholders or the Company, the Company and its Subsidiaries have not violated, and are in compliance with, (i) all applicable laws, statutes, ordinances, regulations, rules and orders of every federal, state, local or foreign government and every federal, state, local or foreign court or other Governmental Authority (collectively, "Laws") and (ii) every judgment, decision, decree or order of any court or governmental agency, department, authority or instrumentality (collectively, "Decrees"), relating to the Assets, Business or operations of the Company and its Subsidiaries, except to the extent that any such violation or failure to comply is likely to result in Covered Liabilities of less than $10,000 singly or $50,000 in the aggregate. Except as set forth in Schedule 3.8, neither the Stockholders, the Company nor any of the Company's Subsidiaries has received any written notice to the effect that, nor do the Stockholders or the Company have knowledge that, (i) the Company and its Subsidiaries are not currently in compliance with, or are in violation of, any applicable Laws or (ii) any currently existing circumstances are reasonably likely to result in a failure of the Company or any of its Subsidiaries to comply with, or a violation by the Company or any of its Subsidiaries of, any Laws, which such failure to comply or violation would be reasonably likely to result in Covered Liabilities in excess of $10,000 singly or $50,000 in the aggregate.

         3.9 Financial Statements. Buyer has previously been delivered true and complete copies of (i) the audited consolidated financial statements, including the notes thereto, of the Company and its Subsidiaries for each of the three fiscal years ended December 27, 1998 (the "Audited Financial Statements") together with the report on such financial statements of the Company's independent certified public accountants, and (ii) management's unaudited consolidated financial statements for the Company and its Subsidiaries for the fiscal year ended December 26, 1999 and the four-week period ended January 23, 2000 (the "Interim Financial Statements"). The Audited Financial Statements present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of such dates and the results of operations and cash flows for such periods and, except as set forth in Schedule 3.9, have been prepared in accordance with GAAP applied on a consistent basis. The Interim Financial Statements present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of such date and the results of operations and cash flows for the periods set forth therein and, except as set forth in Schedule 3.9, have been prepared in accordance with GAAP applied on a consistent basis, subject to changes resulting from normal year-end adjustments.

         3.10 Absence of Changes. Except as set forth in Schedule 3.10, since November 30, 1999, (a) the Business has been operated in the ordinary course consistent with past practices, (b) there has not been any Material Adverse Change with respect to the Business and to the knowledge of the Company or the Stockholders, there has not been any event or condition which, with the passage of time, the giving or receipt of notice or the occurrence or nonoccurrence of any other circumstance, action or event, that would reasonably be expected to constitute a Material Adverse Change with respect to the Business, (c) there has not been any material deterioration of relations between the Company or its Subsidiaries and their suppliers or Personnel and (d) to the knowledge of the Stockholders or the Company there has been no threatened Material Adverse Change with respect to the Company and its Subsidiaries taken as a whole or any event or condition which, with the passage of time, the giving or receipt of notice or the occurrence or nonoccurrence of any other circumstance, action or event, that would reasonably be expected to result in a threatened Material Adverse Change with respect to the Company and its Subsidiaries taken as a whole. Without limiting the generality of the foregoing, except as set forth in Schedule 3.10, the Company and its Subsidiaries have not:

                     (i) sold, assigned, leased or transferred any of their Assets, material singly or in the aggregate to the Company and its Subsidiaries taken as a whole, other than Inventory sold or disposed of in the ordinary course of business, consistent with past practice, to persons who are not Affiliates of the Company for fair consideration;

                     (ii) canceled or terminated, or amended, modified or waived any material term of, any Material Contract;

                     (iii) (A) increased the compensation payable or to become
               payable to any of its directors or officers, (B) increased the base compensation payable or to become payable to any of its Personnel who are not directors or officers, except for normal periodic increases in such base compensation (not exceeding, in each case, 5%) in the ordinary course of business, consistent with past practice, (C) increased any sales commission rate, bonus or other compensation based on sales payable or to become payable to any of its Personnel who are not directors or officers, (D) granted, made or accrued any loan, bonus, severance, termination or continuation fee, incentive compensation (excluding sales commissions), service award or other like benefit, to or for the benefit of any of its Personnel, except pursuant to the Employee Plans set forth in
               Schedule 3.21, (E) adopted, amended or caused or suffered any addition to or modification of any Employee Plan, other than (1) contributions made in the ordinary course of business, consistent with past practice or (2) the extension of coverage to any of its Personnel who became eligible after the date of this Agreement,
               (F) granted any additional stock options or performance unit grants or other interest under any Employee Plan, (G) entered into any new employment or consulting agreement or caused or suffered any written or oral termination, cancellation or amendment of any such employment or consulting agreement to which it is a party (except with respect to any employee at will without a written agreement), (H) entered into any collective bargaining agreement or caused or suffered any termination or amendment of any collective bargaining agreement to which it is a party or (I) with respect to any shareholder of the Company or any Affiliate of any shareholder, granted, made or accrued any payment or distribution or other like benefit, contingently or otherwise, or otherwise transferred Assets, including any payment of principal of or interest on any debt owed to any such shareholder or Affiliate, other than (1) any payments to such person in the ordinary course of business in his capacity as an employee of the Company or any of its Subsidiaries and (2) any transactions between the Company and its Subsidiaries, in the ordinary course of business and on an arms' length basis;

                       (iv) made any capital expenditure or any commitment to make any capital expenditure in excess of $50,000 in the aggregate;

                       (v) except in the ordinary course of business, executed (A) any Lease for real property or (B) any Lease for personal property involving annual payments in excess of $17,500, or, with respect to clauses (A) and (B) of this clause (v), offered to execute any Lease or incurred any liability therefor;

                       (vi) made any payments or given any other consideration to customers or suppliers, other than payments under, and in accordance with the terms of, Contracts in effect on the date hereof and other than in the ordinary course of business consistent with past practice;

                       (vii) changed its accounting methods, principles or practices, including any change in the application or interpretation of GAAP;

                       (viii) suffered any damage, destruction or casualty loss
                  (whether or not covered by insurance) affecting its physical properties that exceeded $17,500 in any one instance or $87,500 in the aggregate;

                       (ix) (A) issued or sold, or entered into any agreement obligating it to issue or sell, (B) declared, set aside for payment or paid dividends or distributions in respect of, or
                  (C) directly or indirectly redeemed, purchased or otherwise acquired, or split, combined, reclassified or otherwise adjusted, any class or series of capital stock or any securities convertible into or exchangeable for capital stock;

                       (x) (A) incurred any indebtedness for borrowed money or entered into any commitment to borrow money or (B) incurred any obligations for any performance bonds, payment bonds, bid bonds, surety bonds, letters of credit, guarantees or similar instruments;

                       (xi) changed or amended its Certificate or Articles of Incorporation or Bylaws;

                       (xii) (A) acquired (by merger, consolidation, acquisition of stock, other securities or assets or otherwise), (B) made a capital investment (whether through the acquisition of an equity interest, the making of a loan or advance or otherwise) in or (C) guaranteed indebtedness for borrowed money of, (1) any Person or (2) any portion of the assets of any Person that constitutes a division or operating unit of such Person;

                        (xiii) mortgaged or pledged, or otherwise made or suffered any Encumbrance (other than any Permitted Encumbrance) on, any material Asset or group of Assets that are material in the aggregate;

                        (xiv) revalued any of their Assets, including any write-off of notes, accounts receivable or fixed Assets, or any increase in any reserve (other than in the ordinary course of business consistent with past practice), involving in excess of $17,500 individually or $87,500 in the aggregate (such amounts to be calculated without netting any decrease);

                        (xv) granted any license or sublicense of any material rights under or with respect to any Intellectual Property;

                        (xvi) amended, cancelled or suffered termination of any License or Permit that is material to the Company or any of its Subsidiaries;

                        (xvii) canceled, waived or released any right or claim (or series of related rights or claims) (A) owed, directly or indirectly, by any officer, director or any of the Stockholders to the Company or any of its Subsidiaries or (B) owed by any other Person to the Company or any of its Subsidiaries involving in excess of $10,000 individually or $50,000 in the aggregate;

                        (xviii) made any material change in the policies of
                  employment; or

                        (xix) committed, or entered into any Contract, to do any of the foregoing.

           3.11 No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities, obligations or commitments of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due (and, to the knowledge of the Stockholders or the Company, there is no Basis for any present or future Action giving rise to any liability), except (i) as and to the extent set forth in the balance sheet included in the Interim Financial Statements or specifically disclosed in the notes thereto, (ii) liabilities and obligations incurred after the date of the balance sheet in the Interim Financial Statements in the ordinary course of business and not prohibited by this Agreement and (iii) as set forth in Schedule
3.11. None of the liabilities described in clause (ii) of this Section 3.11 relates to any breach of Contract, breach of warranty, tort, infringement or violation of Law or arose out of any Action.

           3.12 Litigation. Except as set forth in Schedule 3.12, there is no outstanding order, writ, injunction, judgment or decree by any court or Governmental Authority or any Action pending or, to the knowledge of the Stockholders or the Company, threatened (i) against (A) the Company or any of its Subsidiaries or their Assets involving amounts not covered by insurance in excess of $17,500 or seeking non-monetary relief, (B) any director, officer or shareholder of the Company or any of its Subsidiaries in their capacity as such or (C) any Employee Plan of the Company or any of its Subsidiaries, (ii) relating to the transactions contemplated hereby, (iii) that involve allegations of criminal conduct on the part of the Company or any of its Subsidiaries or any of their respective officers or directors in their capacity as such or (iv) in which the Company or any of its Subsidiaries is a plaintiff (including any derivative suits brought by or on behalf of the Company or any of its Subsidiaries), and neither the Stockholders nor the Company has knowledge of any Basis that is reasonably expected to result in any such Action. Neither the Company nor any of its Subsidiaries is in default with respect to any Action listed in Schedule 3.12, and there are no unsatisfied judgments or awards against the Company or any of its Subsidiaries or their respective business or Assets. To the knowledge of the Stockholders or the Company, except as specifically disclosed in Schedule 3.12, none of the Actions listed in Schedule 3.12, individually or in the aggregate, if adversely determined, would reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole or would, with the passage of time, the giving or receipt of notice or the occurrence or nonoccurrence of any other circumstance, action or event, be reasonably expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

           3.13    Real Property.

                   (a)  Owned Real Property. The Company does not own any Real
                        -------------------
Property and, except as set forth in Schedule 3.13, the Company does not have any outstanding option or right of first refusal or first offer to purchase any Real Property, or any portion thereof or interest therein.

                   (b)  Leased Real Property.
                        --------------------

                            (i) Schedule 3.13 sets forth all leases ("Real Property Leases") pursuant to which Facilities are leased by the Company or any of its Subsidiaries (as lessee), true and correct copies of which have been delivered to Buyer. Such Real Property Leases constitute all leases, subleases or other occupancy agreements pursuant to which the Company or any of its Subsidiaries occupy or use such Facilities. Except as set forth in Schedule 3.13, the Company or its Subsidiary has a good and valid leasehold interest in all leased property described in such Real Property Leases (the "Leased Real Property"), free and clear of any and all Encumbrances other than any Permitted Encumbrances. With respect to each such parcel of Leased Real Property (A) to the knowledge of the Stockholders or the Company, there are no pending or threatened condemnation proceedings or Actions relating to such Leased Real Property, (B) except as set forth in
                   Schedule 3.13, other than Permitted Encumbrances neither the Company or any of its Subsidiaries nor, to the knowledge of the Stockholders or the Company, any third party has entered into any sublease, license, option, right, concession or other agreement or arrangement, written or oral, granting to any Person (other than the Company and its Subsidiaries) the right to use or occupy such Leased Real Property or any portion thereof or interest therein (C) neither the Stockholders nor the Company has received written notice of any pending or, to the knowledge of the Stockholders or the Company, threatened special assessment relating to such Leased Real Property and (D) the Company and its Subsidiaries enjoy peaceful and undisturbed possession of the Leased Real Property.

                            (ii) With respect to each such Real Property Lease
                   listed in Schedule 3.13 and except as set forth therein, (A) there has been no material default under any such Real Property Lease by the Company or any of its Subsidiaries or, to the knowledge of the Stockholders or the Company, by any other party thereto, (B) each such Real Property Lease is in full force and effect, (C) no action has been taken by the Company or any of its Subsidiaries and, to the knowledge of the Stockholders or the Company no event has occurred which, with notice or lapse of time or both, would permit termination, modification or acceleration by a party thereto other than the Company or its Subsidiaries, without the consent of the Company or its Subsidiaries, under any such Real Property Lease that is material to the Company and its Subsidiaries, (D) to the knowledge of the Stockholders or the Company, no party has repudiated in writing any term thereof or threatened in writing to terminate, cancel or not renew any such Real Property Lease that is material to the Company and its Subsidiaries and (E) neither the Company nor its Subsidiaries has assigned, transferred, conveyed, mortgaged or encumbered any interest therein or in any leased property subject thereto (or any portion thereof).

                   (c) Compliance, Utilities and Other Matters. With respect to
                       ---------------------------------------
the Real Property and the Leased Real Property, except as set forth in Schedule 3.13:

                            (i) to the knowledge of the Stockholders or the Company, no Facility thereon is in material violation of applicable zoning Laws;

                            (ii) to the knowledge of the Stockholders or the Company, all Facilities thereon have received all approvals of Governmental Authorities (including Licenses and Permits) required in connection with the ownership or operation thereof and have been operated and maintained in compliance in all material respects with applicable laws, rules and regulations; and

                            (iii) all Facilities thereon are supplied with
                   utilities and other services necessary for the present operation of such facilities, including gas, electricity, water, telephone, sanitary sewer and storm sewer.

            3.14   Personal Property.

                   (a) Owned Personal Property. Except as set forth in Schedule
                       -----------------------
3.14 and as to any leasehold interest in connection with any Personal Property Leases, the Company and its Subsidiaries own all personal property owned by them, free and clear of any and all Encumbrances other than Permitted Encumbrances. With respect to each such item of personal property owned by the Company or any of its Subsidiaries, except as set forth in Schedule 3.14, (i) there are no leases, subleases, licenses, options, rights, concessions or other agreements, written or oral, granting to any party or parties the right of use of any portion of such item of personal property, (ii) there are no outstanding options or rights of first refusal in favor of any other party to purchase any such item of personal property or any portion thereof or interest therein and
(iii) there are no parties (other than the Company and its Subsidiaries, and their Personnel in their capacity as such) who are in possession of or who are using any such item of personal property, except under agreements cancelable by the Company upon 30 days' notice without penalty to the Company and without creating any rights or interests in or on behalf of any other Person;

                  (b) Leased Personal Property.
                      ------------------------

                         (i) Except as set forth in Schedule 3.14, the Company and its Subsidiaries have a good and valid leasehold interest in all of the Fixtures and Equipment and other tangible personal property Assets leased by it from third parties, free and clear of any and all Encumbrances other than Permitted Encumbrances. Schedule 3.14 sets forth all leases for personal property ("Personal Property Leases") involving annual payments in excess of $17,500, true and correct copies of which have been delivered to Buyer.

                         (ii) With respect to each such Lease listed in Schedule
                  3.14 and except as set forth therein, (A) there has been no material default under any such Personal Property Lease by the Company or any of its Subsidiaries or, to the knowledge of the Stockholders or the Company, by any other party thereto, (B) such Personal Property Lease is in full force and effect, (C) no action has been taken by the Company or any of its Subsidiaries and, to the knowledge of the Stockholders or the Company no event has occurred which, with notice or lapse of time or both, would permit termination, modification or acceleration by a party thereto other than the Company and its Subsidiaries, without the consent of the Company and its Subsidiaries, under any such Personal Property Lease that is material to the Company and its Subsidiaries, (D) to the knowledge of the Stockholders or the Company, no party has repudiated in writing any term thereof or threatened in writing to terminate, cancel or not renew any such Personal Property Lease that is material to the Company and its Subsidiaries and (E) the Company and its Subsidiaries have not assigned, transferred, conveyed, mortgaged or encumbered any interest therein or in any leased property subject thereto (or any portion thereof).

                  (c) Maintenance. Except as set forth in Schedule 3.14, to the
                      -----------
knowledge of the Stockholders or the Company, the Fixtures and Equipment are in good operating condition and repair, ordinary wear and tear excepted, and are useable in the ordinary course of the Business as it is presently being conducted.

           3.15 Sufficiency of Assets. Except as set forth in Schedule 3.15, the Assets constitute all of the properties and assets used or held for use in connection with and necessary for the operation of the Business as currently conducted by the Company. Except as set forth in Schedule 3.15, the Assets that are owned by any Person other than the Company and its Subsidiaries are leased or licensed to the Company and its Subsidiaries under valid, current leases or license arrangements that will remain in full force and effect following consummation of the transactions contemplated hereby.

           3.16 Books and Records. The Company and its Subsidiaries have made and kept Books and Records and accounts that, in reasonable detail, accurately and fairly reflect the activities of the Company and its Subsidiaries in all material respects. The minute books of the Company and its Subsidiaries are true and correct and contain copies of the minutes and records of, and accurately and adequately reflect, certain material corporate actions taken by the board of directors, committees of the board of directors and shareholders of the Company and its

Subsidiaries. The copies of the stock record books and the stock certificate books of the Company and its Subsidiaries are true and correct and accurately reflect all transactions in connection with the Company's and its Subsidiaries' capital stock through and including the date hereof.

       3.17    Intellectual Property; Computer Software.

               (a) Schedule 3.17 sets forth a complete and correct list of all Intellectual Property that is used in the Business. The Company has delivered to Buyer true, correct and complete copies of each registration, application, license, sublicense or other material document relating to the Intellectual Property set forth in Schedule 3.17. Except as set forth in Schedule 3.17, the Company and its Subsidiaries own, or possess adequate and enforceable licenses or other rights to use, all Intellectual Property used in the Business as it is currently conducted, and such ownership and licenses will not cease to be valid and in full force and effect in any material respect by reason of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby. To the knowledge of the Stockholders or the Company, the Company and its Subsidiaries have taken all necessary action to maintain and protect each item of Intellectual Property that it owns or uses. There is no Action pending or, to the knowledge of the Stockholders or the Company, threatened, against the Company or any of its Subsidiaries asserting that the Company's or any of its Subsidiaries' use of any Intellectual Property infringes the rights of any third party or otherwise contesting its rights with respect to any Intellectual Property and no third party has given written notice to the Stockholders, the Company or any of the Company's Subsidiaries that such third party is claiming ownership of or right to use any Intellectual Property, and, to the knowledge of the Stockholders or the Company (i) there are no grounds for any such assertion and (ii) no third party is infringing upon the rights of the Company or any of its Subsidiaries in the Intellectual Property in a manner which would have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole or in a manner which, to the knowledge of the Company or the Stockholders, with the passage of time, the giving or receipt of notice or the occurrence or nonoccurrence of any other circumstance, action or event, would reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

               (b) The Company and its Subsidiaries own, or possess adequate and enforceable licenses or other rights to use, the computer software for the POS system and, except as set forth in Schedule 3.17, such ownership and licenses will not cease to be valid and in full force and effect in any material respect by reason of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

       3.18    Material Contracts.

               (a) Schedule 3.18 sets forth a complete and accurate list of all Contracts in the following categories (each, a "Material Contract") as of the date hereof (except to the extent that any such category specifies a different date, in which case such corresponding list is made as of such specified date):

                    (i) each Contract (or group of related Contracts) concerning a partnership or joint venture with, or any other investment in (whether through the acquisition of an equity interest, the making of a loan or advance or otherwise), any other Person;

          (ii) each Contract (or group of related Contracts) (A) under which the Company or any of its Subsidiaries has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness for borrowed money, (B) constituting a Capitalized Lease obligation, (C) under which the Company or any of its Subsidiaries has granted (or may grant) a security interest or lien in excess of $17,500 on any Assets or (D) under which the Company or any of its Subsidiaries has incurred any obligations for any performance bonds, payment bonds, bid bonds, surety bonds, letters of credit, guarantees or similar instruments;

          (iii) each Contract (or group of related Contracts) concerning confidentiality regarding the Intellectual Property;

          (iv) each Contract (or group of related Contracts) with any Personnel, any Affiliate of the Company or any of its Subsidiaries or, to the knowledge of the Stockholders or the Company, any member of any such person's immediate family, involving annual compensation in excess of $17,500, including (A) Contracts, including Contracts to employ or compensate (including to grant options to or to accelerate options that are outstanding), with present or former shareholders, directors or officers or other Personnel of the Company or any of its Subsidiaries or (B) Contracts that will result in the payment by, or the creation of any commitment or obligation (absolute or contingent) of the Company or any of its Subsidiaries to pay, any severance, termination, "golden parachute" or other similar payments to any present or former Personnel following termination of employment or otherwise as a result of the consummation of the transactions contemplated hereby;

          (v) each Contract (or group of related Contracts), including open purchase orders or groups of related open purchase orders, for the purchase or sale of raw materials, commodities, supplies, products or other property providing for payments in excess of $87,500 over the life of such Contract (or group of related contracts);

          (vi) each Contract (or group of related Contracts) providing for payments in excess of $50,000 over the life of such Contract (or group of related Contracts), except for such Contracts that are cancelable on not more than 30 days' notice by the Company or any of its Subsidiaries without substantial penalty or substantial increased cost;

          (vii) each distribution, development, franchise, license, commission, consulting, agency or advertising Contract related to the Assets or the business involving annual payments in excess of $10,000, except for such Contracts that are cancelable on not more than 30 days' notice by the Company or any of its Subsidiaries without substantial penalty or substantial increased cost;

               (viii) each Contract (or group of related Contracts) containing covenants restraining or limiting the freedom of the Company or any of its Subsidiaries or any officer, director, shareholder or Affiliate thereof to engage in any line of business or compete with any Person including by restraining or limiting the right to solicit customers;

               (ix) each option with respect to any real property or any personal property, whether the Company or any of its Subsidiaries are the grantor or grantee thereunder;

               (x) each other Contract (or group of related Contracts) not entered into in the ordinary course of business, consistent with past practice; and

               (xi) each Contract (or group of related Contracts), other than any Contract covered by any other clause of this Section 3.18, the consequences of a default or termination under which would have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole or the consequences of a default or termination under which, to the knowledge of the Company or the Stockholders, with the passage of time, the giving or receipt of notice or the occurrence or nonoccurrence of any other circumstance, action or event, would reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

The Company has delivered to Buyer a true and correct copy of each written Material Contract listed in Schedule 3.18 and has included as part of Schedule
3.18 a brief summary of the material terms of each oral Material Contract.

          (b) With respect to each Contract set forth or described in Schedule
3.18 except as set forth in Schedule 3.18, (i) there is no material default under any such Contract by the Company or any of its Subsidiaries or, to the knowledge of the Stockholders or the Company, by any other party to any such Contract, (ii) such Contract is in full force and effect; (iii) no action has been taken by the Company or any of its Subsidiaries and, to the knowledge of the Stockholders or the Company, no event has occurred which, with notice or lapse of time or both, would be reasonably likely to permit termination, modification or acceleration by a party thereto other than the Company or any of its Subsidiaries under any such Contract; and (iv) to the knowledge of the Stockholders or the Company, no party has repudiated any term thereof or threatened to terminate, cancel or not renew any such Contract.

    3.19 Insurance. Schedule 3.19 contains a complete and accurate list of all policies or binders for business interruption, fire, liability, title, worker's compensation, product liability, errors and omissions and other forms of insurance (showing as to each policy or binder the carrier, policy number, expiration date and a general description of the coverage provided) maintained by the Company and its Subsidiaries. The insurance policies referred to in
Schedule 3.19 provide, and during their respective terms have provided, coverage to the extent and in the manner (i) adequate (consistent with industry standards) for the Assets, Businesses and operations of the Company and its Subsidiaries, and the risks insured against in connection therewith and (ii) as may be or may have been required by Law. Neither the Company nor any of its Subsidiaries is in material default under any of such policies or binders, and they have not failed to give any notice or to present any material claim under any such policy or binder in a due and timely fashion. Since January 1, 1996, no insurer has refused, denied or disputed coverage of any material claim made thereunder. No insurer has advised the Company or any of its Subsidiaries that it intends to reduce coverage or increase any premium in any material respect or fail to renew any existing policy or binder. All such policies and binders are in full force and effect on the date hereof and shall be kept in full force and effect through the Closing Date. Schedule 3.19 describes any self-insurance arrangements affecting the Company or any of its Subsidiaries.

    3.20  Labor Matters.

         (a) The Company has delivered to Buyer true and complete copies or descriptions of all employment contracts and all material personnel policies, employment practices, supervisors' manuals, commission, and any other material arrangements applicable to any employee or former employee or any beneficiary or dependent thereof, whether or not written, whether or not terminable at will, and whether covering one person or more than one person, entered into, issued, adopted, or followed by the Company or any of its Subsidiaries, other than an arrangement listed in Schedule 3.21 as an Employee Benefit Plan.

         (b) Schedule 3.20 identifies and describes all written and unwritten grievances or complaints filed or submitted since January 1, 1996, by any employee or applicant for employment against the Company or any of its Subsidiaries or their employees whether pursuant to a collective bargaining agreement, a formal or informal grievance procedure afforded employees, or otherwise, including without limitation, any claims of sexual, racial or other harassment, discriminatory treatment, breach of collective bargaining agreement, breach of contract, or violation of policy.

         (c) Except as set forth in Schedule 3.20 there have been no unfair labor practice charges, union organizing efforts, union certifications, bargaining unit definitions, recognitions, demands for recognition or collective bargaining, strikes or work stoppages, union election results, National Labor Relations Board proceedings or related court cases relating to or affecting any employees of the Company or any of its Subsidiaries since January 1, 1996.

         (d) Schedule 3.20 identifies and describes all affirmative action plans, audits, results, conciliation agreements, Office of Federal Contract Compliance charges or proceedings, Equal Employment Opportunity Commission employment charges or proceedings, state or local unfair employment practice charges or proceedings, or any written or unwritten claims or suspected claims of discrimination, unequal pay, or retaliation relating to any current or former employee or applicant for employment of the Company or any of its Subsidiaries since January 1, 1996.

         (e) Schedule 3.20 identifies and describes all state or federal wage and hour, wage payment, or other wage related investigations, claims, or proceedings, any other local, state or federal investigations, claims, or proceedings related to any current or former practice, current or former employee, or applicant for employment of the Company or any of its Subsidiaries since January 1, 1996.

         (f) Schedule 3.20 identifies and describes all Actions not expressly identified and described in previous schedules under this section which relate to current or former employment practices, current or former employees, or applicants for employment of the Company or any of its Subsidiaries, including claims relating to the Family and Medical Leave Act, immigration law compliance, the Worker Adjustment and Retraining Notification Act, wrongful discharge, tortious interference, intentional infliction of emotional distress, or any other claim raised by or on behalf of a current or former employee or applicant for employment since January 1, 1996.

         (g) The Company has delivered to Buyer copies or descriptions of all Occupational Health and Safety Act or state occupational safety and health citations, charges, lawsuits, inspections, investigations, claims, and proceedings, all current or former claims for unsafe or unhealthy working conditions, including without limitation claims for exposure to asbestos, carcinogenic substances, or other workplace risks since January 1, 1996.

         (h) Except as set forth in Schedule 3.20, to the knowledge of the Stockholders or the Company, all policies and practices of the Company or any of its Subsidiaries are in all material respects in compliance with, and have been administered in all material respects in compliance with, all applicable requirements of Law, including but not limited to federal, state, or local Laws relating to employment, including Laws relating to wrongful discharge, breach of express or implied contract, fraud, misrepresentation, defamation, or liability in tort, duties to prevent, disclose, warn or remedy unhealthy or unsafe workplace conditions, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Fair Labor Standards Act, ERISA, COBRA, the Family and Medical Leave Act, the Occupational Safety and Health Act, the Worker Adjustment and Retraining Notification Act, workers compensation statutes, and other federal, state or local regulations, rules, statutes, or ordinances relating to employees or employment.

    3.21 Employee Plans.

         (a) Schedule 3.21 contains a complete list of Employee Plans. True and complete copies of each of the following documents have been delivered by the Company to Buyer: (i) the current version of each Employee Plan (and, if applicable, related trust agreements and all amendments thereto) (or a summary description of any Employee Plan not in writing), the current summary plan description, summaries of material modifications (as defined in ERISA), annuity contracts or other funding instruments, the number of and a general description of the level of employees covered by each Benefit Arrangement and a complete description of any Employee Plan which is not in writing, (ii) except as set forth in Schedule 3.21, the most recent determination letter issued by the Internal Revenue Service and any opinion letter issued by the Department of Labor with respect to each Pension Plan and each voluntary employees' beneficiary association as defined under Section 501(c)(9) of the Internal Revenue Code which covers or has covered employees of the Company or any of its Subsidiaries, (iii) for the three most recent plan years, Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Pension Plan, Welfare Plan or Benefit Arrangement (to the extent (a) required) which covers or has covered employees, consultants or independent contractors of the Company or any of its Subsidiaries or ERISA Affiliates, (iv) the most recent annual financial report for any Pension Plan and (v) a description setting forth the amount of any material liability of the Company or any of its Subsidiaries as of the Closing Date for payments more than 30 calendar days past due with respect to each Welfare Plan which covers or has covered employees or former employees, consultants or independent contractors of the Company or any of its Subsidiaries.

                    (i)  Pension Plans.
                         -------------

                         (A) Except as set forth in Schedule 3.21, no Employee
                    Plan is a Pension Plan subject to Title IV or Section 302 of ERISA or Section 312 or 4971 of the Internal Revenue Code. None of the Company or any of its Subsidiaries or any ERISA Affiliate has engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Section 4069 of ERISA which could reasonably be expected to result in a material liability. None of the Company or any of its Subsidiaries or any ERISA Affiliate has, at any time, (1) ceased operations at a Facility so as to become subject to the provisions of Section 4062(e) of ERISA, (2) withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA, or (3) ceased making contributions on or before the Closing Date to any Pension Plan subject to Section 4064(a) of ERISA to which the Company or any of its Subsidiaries or any ERISA Affiliate made contributions during the six years prior to the Closing Date, excluding in each of clauses (1) through
                    (3) any instances other than those which would reasonably be expected to have a material liability which has not yet been satisfied.

                         (B) Except as set forth on Schedule 3.21, to the
                    knowledge of the Stockholders or the Company, each Pension Plan and each related trust agreement, annuity contract or other funding instrument which covers or has covered employees or former employees of the Company or any of its Subsidiaries which has been operated as a plan qualified under Section 401(a) of the Internal Revenue Code (1) has received a favorable determination letter from the Internal Revenue Service relating to such Pension Plan stating that such Pension Plan and each related trust is qualified and tax-exempt under the provisions of Internal Revenue Code Sections 401(a) and 501(a), (2) has been so qualified during the period from its adoption to the date of such determination letter and (3) any amendment made to the Pension Plan subsequent to the favorable determination letter has not adversely affected the Pension Plan's tax-qualified status. To the knowledge of the Stockholders or the Company, no event or condition exists or has occurred, and neither the Company nor any fiduciary of the Pension Plan has done or failed to do anything that would reasonably be expected to adversely affect such qualified and tax-exempt status.

                         (C) To the knowledge of the Stockholders or the
                    Company, each Pension Plan and each related trust agreement, annuity contract or other funding instrument which covers or has covered employees or former employees of the Company or any of its Subsidiaries currently complies in all material respects and has been maintained in compliance in all material respects with its terms and, both as to form and in operation, with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such plans, including ERISA and the Internal Revenue Code. Except as set forth in Schedule 3.21, all contributions required to be made to each Employee Plan under the terms of such plan, ERISA or the Internal Revenue Code for all periods of time before the Closing Date have been, or, as applicable, will by the Closing Date be timely made or paid in full.

                      (D) Subject to the requirements of the Internal Revenue
               Code and ERISA, no condition exists which would reasonably be expected to prevent the Company or any of its Subsidiaries or an ERISA Affiliate from amending or terminating any Pension Plan.

               (ii)   Multiemployer Plans; Multiple Employer Plans. None of the
                      --------------------------------------------
          Employee Plans is a Multiemployer Plan or a Multiple Employer Plan. None of the Company, any of its Subsidiaries or any ERISA Affiliate has any liability with respect to a Multiemployer Plan or a Multiple Employer Plan, and no liability will arise or be imposed on the Company or any of its Subsidiaries or any ERISA Affiliate under, or with respect to, any Multiemployer Plan or a Multiple Employer Plan.

               (iii)  Welfare Plans.
                      -------------

                      (A) To the knowledge of the Stockholders or the Company, each Welfare Plan which covers or has covered, employees or former employees of the Company or any of its Subsidiaries currently complies in all material respects and has been maintained in compliance in all material respects with its terms and, both as to form and operation, with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Welfare Plan, including ERISA and the Internal Revenue Code.

                      (B) Except as required by Section 4980B of the Internal Revenue Code or Part 6 of Title 1, Subtitle B of ERISA, or as set forth in Schedule 3.21, none of the Company or any of its Subsidiaries, any ERISA Affiliate or any Welfare Plan has any present or future obligation to make any payment to, or with respect to any present or former employee of the Company or any of its Subsidiaries or any ERISA Affiliate pursuant to, any retiree medical benefit plan, or other retiree Welfare Plan, and, to the knowledge of the Stockholders or the Company, no condition exists which would reasonably be expected to prevent the Company or any of its Subsidiaries or an ERISA Affiliate from amending or terminating any such benefit plan or such Welfare Plan.

                          (C) To the knowledge of the Stockholders or the Company, each Welfare Plan which covers or has covered employees or former employees of the Company or any of its Subsidiaries and which is a "group health plan," as defined in Section 607(1) of ERISA, presently complies (and at all relevant times complied) in all material respects with and has been operated in compliance in all material respects with (i) the provisions of Part 6 of Title I, Subtitle B of ERISA and Sections 162(k) and 4980B of the Internal Revenue Code, (ii) Section 712 of ERISA and Section 9812 of the Internal Revenue Code, (iii) Section 711 of ERISA and
                    Section 9811 of the Internal Revenue Code and (iv) Sections 701 through 707 of ERISA and Sections 9801 through 9806 of the Internal Revenue Code.

                          (D) None of the Company or any of its Subsidiaries or any ERISA Affiliate has maintained, contributed to or had any obligation to maintain or contribute to any Welfare Plan that is a Multiemployer Plan.

                          (E) To the knowledge of the Stockholders or the Company, the insurance policies or other funding instruments, if any, for each Welfare Plan provide coverage for each employee, consultant, independent contractor or retiree of the Company or any of its Subsidiaries (and, if applicable, their respective dependents) who has been advised by the Company or any of its Subsidiaries, whether through an Employee Plan or otherwise, that he or she is covered by such Welfare Plan.

                          (F) To the knowledge of the Stockholders or the Company, each Welfare Plan which is a "group health plan" as defined in Section 607(1) of ERISA complies in all material respects with and has been operated in compliance in all material respects with the group health plan requirements of
                    Section 701 et seq. of ERISA, Section 4980D of the Internal
                                -- ---
                    Revenue Code and Section 9801 et seq.
                                                  -- ---
                    (iv)  Benefit Arrangements. To the knowledge of the
                          --------------------
               Stockholders or the Company, each Benefit Arrangement presently complies and has been maintained in compliance in all material respects with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Benefit Arrangement, including the Internal Revenue Code. Except as provided by law, or in any employment agreement set forth in Schedule 3.21, the employment of all persons presently employed or retained by the Company or any of its Subsidiaries is terminable at will. To the knowledge of the Company or the Stockholders, no condition exists which would reasonably be expected to prevent the Company or any of its Subsidiaries or an ERISA Affiliate from amending or terminating any Benefit Arrangement.

                    (v)   Unrelated Business Taxable Income; Unpaid
                          -----------------------------------------
               Contributions. To the knowledge of the Stockholders or the
               -------------
               Company, no Employee Plan (or trust or other funding vehicle pursuant thereto) has incurred any material liability under
               Section 511 of the Internal Revenue Code. To the knowledge of the Stockholders or the Company, none of the Company or any of its Subsidiaries or any ERISA Affiliate has any material liability for unpaid contributions under Section 515 of ERISA with respect to any Employee Plan.

          (vi)   Deductibility of Payments. There is no contract, agreement,
                 -------------------------
     plan or arrangement covering any employee or former employee of the Company or any of its Subsidiaries that, individually or collectively, requires the payment by the Company or any of its Subsidiaries of any material amount following the Closing (whether such payment relates to periods prior to the Closing or periods following the Closing so long as such payment does not arise out of any action by Buyer following the Closing) (i) that is not deductible under Section 162(a)(1) or 404 of the Internal Revenue Code or
     (ii) to the knowledge of the Stockholders, that is, or which as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby could be, an "excess parachute payment" pursuant to Section 280G of the Internal Revenue Code.

          (vii)  Fiduciary Duties and Prohibited Transactions. To the knowledge
                 --------------------------------------------
     of the Stockholders or the Company, none of the Company or any of its Subsidiaries or any plan fiduciary of any Welfare Plan or Pension Plan, which covers or has covered employees or former employees of the Company or any of its Subsidiaries, has engaged in, or has any liability in respect of, any transaction in violation of Sections 404 or 406 of ERISA or any "prohibited transaction," as defined in Section 4975(c)(1) of the Internal Revenue Code, for which no exemption exists under Section 408 of ERISA or
     Section 4975(c)(2) or (d) of the Internal Revenue Code and which would reasonably be expected to result in a material liability, or has otherwise violated the provisions of Part 4 of Title I, Subtitle B of ERISA so as to create any material liability of the Company or any of its Subsidiaries or any Employee Plan. Neither the Company nor any of its Subsidiaries has participated in a violation of Part 4 of Title I, Subtitle B of ERISA by any plan fiduciary of any Welfare Plan or Pension Plan which would reasonably be expected to result in a material liability, and none of them has been assessed any material civil penalty under Section 502(l) of ERISA. All fiduciaries, as defined in Section 3(21) of ERISA, with respect to the Employee Plans have complied in all material respects with the requirements of Section 404 of ERISA.

          (viii) Litigation. Except as set forth in Schedule 3.21, there is no
                 ----------
     Action, order, writ, injunction, judgment or decree outstanding or, to the knowledge of the Stockholders or the Company, any governmental audit or investigation, relating to or seeking benefits under any Employee Plan (including any Action, order, writ, injunction, judgment or decree relating to any fiduciary of such plans with respect to their duties to such plans) that is pending or, to the knowledge of the Stockholders or the Company, threatened against the Company or any of its Subsidiaries, any fiduciary of any Employee Plan, any ERISA Affiliate or any Employee Plan other than routine claims for benefits in the ordinary course (including routine Actions or Decrees related to "qualified domestic relations orders" as defined in Section 206(d) of ERISA.

                  (ix)   No Amendments. None of the Company, its Subsidiaries or
                         -------------
           any ERISA Affiliate has announced to employees, former employees or directors an intention to create, or otherwise created, a legally binding commitment to adopt any additional Employee Plan which is intended to cover employees or former employees of the Company or any of its Subsidiaries or to amend or modify any existing Employee Plan which covers or has covered employees or former employees of the Company or any of its Subsidiaries. Except for terminations for which the Company has no material liability, no Employee Plan has been terminated since January 1, 1996.

                  (x)    No Acceleration or Creation of Rights. Except as set
                         -------------------------------------
           forth in Schedule 3.21, neither the execution and delivery of this Agreement by the Company nor the consummation of the transactions contemplated hereby or thereby will result in the acceleration or creation of any rights of any person to material benefits under any Employee Plan (including the acceleration of the vesting or exercisability of any stock options, the acceleration of the vesting of any restricted stock, the acceleration of the accrual or vesting of any benefits under any Pension Plan, the payment to "disqualified individuals" (as defined in Section 280G of the Internal Revenue
           Code) of the Company which, individually or in the aggregate, will constitute "excess parachute payments" (as defined in Section 280G of the Internal Revenue Code) resulting in the imposition of the excise tax under Section 4999 of the Internal Revenue Code or the disallowance of deductions under Section 280G of the Internal Revenue Code, the acceleration or creation of any material rights or the payment of any material benefits under any severance, parachute or change in control agreement).

                  (xi)   No Other Material Liability. To the knowledge of the
                         ---------------------------
           Stockholders or the Company, no event has occurred in connection with which the Company or any of its Subsidiaries or any Employee Plan, directly or indirectly, would reasonably be expected to be subject to any material liability (A) under any statute, regulation or governmental order relating to any Employee Plan or (B) pursuant to any obligation of the Company or any of its Subsidiaries to indemnify any person against liability incurred under any such statute, regulation or order as they relate to the Employee Plans.

           (b) There does not now exist, nor, to the knowledge of the Stockholders or the Company, do any circumstances exist that could result in, any Controlled Group Liability that would be a liability of the Company or any of its Subsidiaries following the Closing Date.

    3.22   Tax Matters.

           (a)    Filing of Tax Returns. Except as set forth in Schedule 3.22,
                  ---------------------
the Company and each of its Subsidiaries have timely filed with the appropriate taxing authorities all Tax Returns (including information returns and other material information) in respect of Taxes required to be filed through the date hereof and will timely file any such Tax Return required to be filed for any period ending prior to the Effective Time. Except as set forth in Schedule 3.22, all such Tax Returns are complete and accurate in all respects. All payments made by the Company or any of its Subsidiaries, which have been or will be deducted on any such Tax Return as Section 162 expenses under the Internal Revenue Code were or are ordinary, necessary and reasonable expenses and were or will be properly deducted on any such Tax Return as filed. Except as set forth in Schedule 3.22, neither the Company or any of its Subsidiaries currently has outstanding any request for, or is the beneficiary of, any extension of time within which to file Tax Returns in respect of any Taxes. The Company has delivered to Buyer complete and accurate copies of all federal, state and local income Tax Returns (and written examination reports and statements of deficiency) for the years 1996, 1997 and 1998. No written claim has ever been made by any Taxing Authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the nonfiling entity is or may be subject to taxation by that jurisdiction. Except as set forth in Schedule 3.22, each of the Company and its Subsidiaries has disclosed on its federal income Tax Returns all positions taken that could give rise to a substantial understatement penalty under Section 6662 of the Internal Revenue Code.

           (b)    Payment of Taxes. All Taxes for which the Company or any of
                  ----------------
its Subsidiaries are or may be liable in respect of periods (or portions thereof) ending prior to the Effective Time, have been either (i) timely paid,
(ii) reserved adequately in accordance with GAAP in the latest Interim Financial Statements, or (iii), with respect to Taxes accruing after the date of the latest Interim Financial Statements, adequately provided for in the Books and Records of the Company and its Subsidiaries.

          (c)     Audits, Investigations or Claims. Except as set forth in
                  --------------------------------
Schedule 3.22, no deficiencies for Taxes have been claimed, proposed or assessed in writing by any Taxing Authority against the Company or any of its Subsidiaries that have not been paid or reserved in the Financial Statements. There are no pending or, to the knowledge of the Stockholders or the Company, threatened audits, investigations or claims for or relating to any liability in respect of Taxes that in the reasonable judgment of the Company are likely to result in a material additional amount of Tax, and there are no matters under discussion with any Taxing Authority with respect to Taxes that in the reasonable judgment of the Company is likely to result in an additional liability for Taxes to the Company or any of its Subsidiaries. Audits of federal, state, and local returns for income Taxes by the relevant taxing or other governmental authorities have been completed for the periods set forth in
Schedule 3.22 and none of the Company or any of its Subsidiaries has been notified in writing that any Taxing Authority intends to audit a Tax Return for any other period. No extension of a statute of limitations relating to Taxes is in effect with respect to the Company or any of its Subsidiaries. No power of attorney has been executed by the Company or any of its Subsidiaries, and is currently in force, with respect to any matter relating to Taxes.

           (d)    Encumbrances. There are no Encumbrances for Taxes (other than
                  ------------
current taxes not yet due and payable) on the Assets of the Company or any of its Subsidiaries.

           (e)    Safe Harbor Lease Property. Except as set forth in Schedule
                  --------------------------
3.22, none of the material Assets of the Company or any of its Subsidiaries is property that (i) to the knowledge of the Stockholders or the Company, is required to be treated as being owned by any other person pursuant to the so-called safe harbor lease provisions of former Section 168(f)(8) of the Internal Revenue Code, (ii) directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Internal Revenue Code or
(iii) is leased to a "tax-exempt" entity.

           (f)    Tax Election. All elections with respect to Taxes affecting
                  ------------
the Company or any of its Subsidiaries as of the date hereof are set forth in
Schedule 3.22. None of the Company or any of its Subsidiaries has consented at any time to have the provisions of Section 341(f)(2) of the Internal Revenue Code (or similar provisions under state or local law) apply to any disposition of the Assets. None of Company or any of its Subsidiaries has agreed in writing to make, or is required to make, any adjustments under Section 481(a) of the Internal Revenue Code (or similar provisions under state or local law) by reason of a change in accounting method or otherwise. None of the Company or any of its Subsidiaries has undergone a corporate equity reduction transaction within the meaning of Section 172(h)(3) of the Internal Revenue Code. The Company and each of its Subsidiaries are not currently, have not been within the last five years, and do not anticipate becoming a "United States real property holding corporation" within the meaning of Section 897(c) of the Internal Revenue Code. Neither the Company nor any Subsidiary of the Company has distributed stock of any corporation in a distribution of stock qualifying for Tax-free treatment under Section 355 of the Internal Revenue Code.

           (g)    Withholding. Except as set forth in Schedule 3.22, the Company
                  -----------
and each of its Subsidiaries have withheld and paid all Taxes required to have been withheld and paid to any Taxing Authority in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

           (h)    Combined Returns. Except as set forth in Schedule 3.22,
                  ----------------
neither the Company nor any of its Subsidiaries has been included in any consolidated, combined or unity Tax Return (other than the consolidated Tax Return of the Company and its Subsidiaries) with respect to any taxable period.

           (i)    Agreements. There are no tax sharing agreements or similar
                  ---------
arrangements (whether written or unwritten and including Treasury Regulation
Section 1.1502-6) with respect to or involving the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may be liable for Taxes of another Person. Except as set forth in Schedule 3.22, neither the Company nor any Subsidiary of the Company is a party to any contract, agreement or other arrangement which provides for the payment of any amount which would not be deductible by reason of Section 280G of the Internal Revenue Code or similar state, local or foreign law.

           (j)    Tax Free Reorganization Treatment. To the knowledge of the
                  ---------------------------------
Stockholders or the Company, neither the Company nor any of its Subsidiaries has taken or agreed to take any action, nor does the Company or any of its Subsidiaries have any knowledge of any fact or circumstance, that would prevent the Merger or any other transactions contemplated by this

Agreement from qualifying as a "reorganization" within the meaning of Section 368(a)(2)(D) of the Internal Revenue Code. Neither the Company nor any of its Subsidiaries will take any position on any federal, state or local income or franchise tax return, or take any other tax reporting position that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Internal Revenue Code Section 368(a)(2)(D), unless otherwise required by a "determination" (as defined in Section 1313(a)(1)) of the Internal Revenue Code or by applicable state or local income or franchise tax law.

           3.23   Transactions with Certain Persons. Except as disclosed in
Schedule 3.23, (i) no officer, director or shareholder of the Company or any of its Subsidiaries or any member of any such Person's immediate family, or, to the knowledge of the Stockholders or the Company, any Affiliate of such Person, is currently, or since January 1, 1996 has been, directly or indirectly, a party to any transaction, arrangement or relationship (other than employment relationships) with the Company or any of its Subsidiaries and (ii) to the knowledge of the Stockholders or the Company, no employee or any member of any such Person's immediate family, is currently, or since January 1, 1996 has been, a party to any material transaction, arrangement or relationship (other than employment relationships) with the Company or any of its Subsidiaries, including any Contract or Lease (A) providing for the furnishing of services by, (B) providing for the rental of real or personal property from, or (C) otherwise requiring payments to (other than (1) dividends or distributions to any shareholder of the Company in his or her capacity as such or (2) compensation for services as officers, directors or employees of the Company or any of its Subsidiaries), any such Person or any corporation, partnership, trust or other entity in which any such Person has an interest as an officer, director, trustee or partner, or as the holder of more than 10% of such entity's equity securities. The only Contracts, Leases, arrangements, relationships or other items listed in Schedule 3.23 that will remain in place after the Closing or with respect to which the Company or any of its Subsidiaries will have any ongoing obligations or duties are those items which are explicitly identified in
Schedule 3.23 as remaining in place or having ongoing obligations or duties.

           3.24 Suppliers. Schedule 3.24 sets forth for the period of February 27, 1998 through September 3, 1999 and the period of September 4, 1999 through February 2, 2000, the name and address of each of the ten largest suppliers of the Company and its Subsidiaries based on the aggregate value of Inventory ordered by the Company and its Subsidiaries during such period, and the approximate amount each such supplier invoiced the Company and its Subsidiaries during each such period. Except as set forth in Schedule 3.24, none of the Stockholders, the Company or any of the Company's Subsidiaries has received any notice or has any reason to believe that there has been any material adverse change in the Company's or any of its Subsidiaries' relations with its suppliers or that any such supplier will not sell Inventory or other goods and services to the Company or any of its Subsidiaries after the Closing on terms and conditions similar to those used in its current sales to the Company and its Subsidiaries.

           3.25 Banking Relationships. Schedule 3.25 sets forth a complete and accurate description in all material respects of all arrangements that the Company or any of its Subsidiaries has with any banks, savings and loan associations or other financial institutions providing for any accounts, including checking accounts, cash contribution accounts, safe deposit boxes, borrowing arrangements, certificates of deposit or otherwise, indicating in each case account numbers, if applicable, and the person or persons authorized to act or sign on behalf of the Company or any of its Subsidiaries in respect of any of the foregoing. No person holds any power of attorney or similar authority from the Company or any of its Subsidiaries with respect to any such accounts.

           3.26 Prohibited Payments. To the knowledge of the Stockholders or the Company, none of the Company or any of its Subsidiaries has, directly or indirectly, (i) made or agreed to make any contribution, payment or gift to any government official, employee or agent where either the contribution, payment or gift or the purpose thereof was illegal under the laws of any federal, state, local or foreign jurisdiction or (ii) established or maintained any unrecorded fund or asset for any purpose or made any false entries on the Books and Records for any reason.

           3.27 Year 2000 Matters. The Company and its Subsidiaries have initiated a review and assessment of all areas within their operations (including those affected by its material suppliers and customers) that could be adversely affected by the inability of computer systems used by the Company or any of its Subsidiaries to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999 ("Year 2000 Computer System Issues"). Except as set forth in Schedule 3.27, to the knowledge of the Stockholders or the Company, the Company and its Subsidiaries have all systems and software solutions necessary or appropriate to address and accommodate Year 2000 Computer Systems Issues.

           3.28 Brokers. No broker, finder or investment banker is entitled to any fee or commission for services rendered on behalf of the Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

           3.29 Full Disclosure. To the knowledge of the Stockholders or the Company, none of the representations and warranties of the Company in this
Article III (a representation and warranty being deemed to include, for the purpose of the Section to which it is referenced and not for the purpose of any other Section, the information contained in the schedules hereto) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

           As an inducement to Buyer and Sub to enter into this Agreement, each Stockholder severally, but not jointly, determined individually as to the representations and warranties contained herein, makes the following representations and warranties to Buyer and Sub, except as set forth in the Schedules delivered to Buyer prior to the execution hereof, a copy of which is attached hereto. The Schedules are numbered to correspond to the various sections of this Article IV setting forth certain exceptions to the representations and warranties contained in this Article IV and certain other information called for by this Agreement. Unless otherwise specified, no disclosure made in any particular Schedule shall be deemed made in any other Schedule unless expressly made therein (by cross-reference or otherwise) unless, and only to the extent that, it would fairly be understood on its face to contain information which also is applicable to the representations and warranties to which such other Schedule relates.

           4.1    Ownership of Company Common Stock. Except as described on
Schedule 4.1, (i) each Stockholder is the legal and beneficial owner of the number of shares of Company Common Stock listed opposite, his, hers or its name on Schedule 4.1, (ii) such Company Common Stock so listed is free and clear of all Encumbrances and (iii) such Stockholder does not have any right or interest in any Company stock options, warrants, stock appreciation rights, limited stock appreciation or other rights or derivative securities to receive or redeem for cash, warrants, options or other derivative securities.

           4.2 Power, Authorization and Enforceability of Agreement. Each Stockholder has the legal capacity, and, if such Stockholder is a corporation or partnership, the corporate or partnership power and authority, to execute and deliver this Agreement, to perform his, hers or its obligations hereunder and to consummate the transactions contemplated hereby with respect to such Stockholder. If such Stockholder is a corporation or partnership, such execution, delivery, performance and consummation by such Stockholder has been duly authorized by all necessary corporate or partnership action on the part of such Stockholder. Except as described on Schedule 4.2, this Agreement has been, and all other agreements, documents and instruments required to be delivered by such Stockholder, pursuant to the provisions hereof (the "Stockholder Documents") have been, or at the Effective Time will be, duly executed and delivered by such Stockholder and this Agreement constitutes, and such of the Stockholder Documents, when executed and delivered will constitute, the legal, valid and binding obligations of such Stockholder enforceable against such Stockholder in accordance with its respective terms, except as enforcement may be limited by debtor relief laws or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion.

           4.3 Compliance with Other Instruments and Laws. Except as disclosed on Schedule 4.3, to the knowledge of the respective Stockholder, the execution and delivery by such Stockholder of, and the performance by such Stockholder of his, hers or its respective obligations under, this Agreement and the Stockholder Documents and the consummation of the transactions contemplated hereby and thereby with respect to each such Stockholder do not violate, conflict with, result in any breach of, or constitute a default under (or with the giving of notice or the passage of time or both, violate, conflict with or constitute a default under), (i) any Law that is applicable to such Stockholder,
(ii) any provision of the Articles or Certificate of Incorporation or Bylaws or other organizational documents of such Stockholder, or (iii) any mortgage, lease, indenture, agreement, contract or other instrument, document or understanding, oral or written, to which such Stockholder is a party or by which such Stockholder is bound or has rights, except, in the cases of clause (i) and clause (iii) above, for such instances as do not have, individually or in the aggregate, a Material Adverse Effect on such Stockholder's ability to perform its obligations under this Agreement or the Stockholder Documents and such instances which, individually or in the aggregate, to the knowledge of the Company or the Stockholders, with the passage of time, the giving or receipt of notice or the occurrence or nonoccurrence of any other circumstance, action or event, would not reasonably be expected to have a Material Adverse Effect on such Stockholder's ability to perform its obligations under this Agreement or the Stockholder Documents.

           4.4 No Third Party Options. Except as described on Schedule 4.4, there are no existing agreements, options, contracts or rights with, of or to any person to acquire any Company Common Stock owned by such Stockholder from such Stockholder.

           4.5 Brokers and Finders. Such Stockholder has not employed any broker or finder or incurred any liability for any fees or commissions in connection with the transactions contemplated herein.

           4.6 Investment Representations. Each Stockholder acknowledges that Buyer Common Stock to be issued in the Merger is not being registered under the Securities Act, based, in part, on reliance that the issuance of Buyer Common Stock is exempt from registration under Section 4(2) of the Securities Act as not involving any public offering. Each Stockholder further acknowledges that Buyer's reliance on such exemption is predicated, in part, on the representations set forth below by the Stockholders to Buyer:

                  (a) Each Stockholder is acquiring Buyer Common Stock solely for its own account, for investment purposes only, and not with an intent to sell, or for resale in connection with any distribution of all or any portion of Buyer Common Stock within the meaning of the Securities Act;

                  (b) Each Stockholder is an "accredited investor," as such term is defined in Rule 501(a) under the Securities Act, which, by reason of its business and financial experience, has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the investment in Buyer Common Stock;

                  (c) Each Stockholder is experienced in evaluating and investing in companies such as Buyer. Each Stockholder has been given access to all books, records and other information of Buyer which such Stockholder has desired to review and analyze in connection with such Stockholder's purchase of Buyer Common Stock hereunder;

                  (d) Each Stockholder is aware that an investment in a closely held corporation such as Buyer is not liquid and will require each Stockholder's capital to be invested for an indefinite period of time, possibly without return. Each Stockholder has the ability to bear the economic risk of this investment, and can afford a complete loss of its investment;

                  (e) Each Stockholder understands that (i) the offering and sale of Buyer Common Stock hereunder has not been registered under the Securities Act, and that Buyer Common Stock may not be re-offered or re-sold unless Buyer Common Stock is registered under the Securities Act or an exemption from the registration requirements of the Securities Act is available, (ii) if any transfer of Buyer Common Stock is to be made in reliance on an exemption under the Securities Act, Buyer may require an opinion of counsel satisfactory to it that such transfer may be made pursuant to such exemption, and (iii) so long as deemed appropriate by Buyer, Buyer Common Stock may bear a legend to the effect of clauses (i) and (ii) of this paragraph. Each Stockholder represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act; and

                  (f) At no time was any Stockholder presented with or solicited by any leaflet, public or promotional meeting, newspaper or magazine article, radio or television advertisement or any other form of general advertising relating to the purchase hereunder.

           4.7 Tax Free Reorganization Treatment. To the knowledge of each Stockholder, each such Stockholder has not taken and has not agreed to take any action, and each such Stockholder does not have any knowledge of any fact or circumstance, that would prevent the Merger or any other transactions contemplated by this Agreement from qualifying as a "reorganization" within the meaning of Section 368(a)(2)(D) of the Internal Revenue Code. Each of the Stockholders will not take any position on any federal, state or local income or franchise tax return, and will not take any other tax reporting position that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Internal Revenue Code Section 368(a)(2)(D), unless otherwise required by a "determination" (as defined in Section 1313(a)(1)) of the Internal Revenue Code or by applicable state or local income or franchise tax law.

                                   ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF BUYER

           As an inducement to the Company and the Stockholders to enter into this Agreement, Buyer hereby makes the following representations and warranties to the Company and the Stockholders, except as otherwise set forth in the Schedules delivered to the Company prior to the execution hereof, a copy of which is attached hereto. The Schedules are numbered to correspond to the various sections of this Article V setting forth certain exceptions to the representations and warranties contained in this Article V and certain other information called for by this Agreement. Unless otherwise specified, no disclosure made in any particular Schedule shall be deemed made in any other Schedule unless expressly made therein (by cross-reference or otherwise) unless, and only to the extent that, it would fairly be understood on its face to contain information which also is applicable to the representations and warranty to which such other Schedule relates.

           5.1 Organization; Qualification. Each of Buyer and Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power and authority to own all of its properties and assets and to carry on its business as it is presently being conducted. Buyer is qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not, individually or in the aggregate, have a Material Adverse Effect on Buyer and Sub taken as a whole and where such failure to be so qualified, to the knowledge of Buyer or Sub, with the passage of time, the giving or receipt of notice or the occurrence or nonoccurrence of any other circumstance, action or event, would not reasonably be expected to have a Material Adverse Effect on Buyer and Sub taken as a whole.

           5.2 Authority Relative to this Agreement. Each of Buyer and Sub has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery by each of Buyer and Sub of this Agreement and the consummation by each of Buyer and Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer and Sub and, assuming that each of the Company and each of the Stockholders has duly authorized, executed and delivered this Agreement, this Agreement constitutes a valid and binding obligation of each of Buyer and Sub, enforceable against each of Buyer and Sub in accordance with its terms.

         5.3 Consents and Approvals. No consent, waiver, agreement, approval or authorization of, or declaration, filing, notice or registration to or with, any Governmental Authority is required to be made or obtained by Buyer or Sub in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby other than those set forth in Schedule 5.3. There is no requirement that any party to any material agreement, contract, lease, note, loan, evidence of indebtedness, purchase order, letter of credit, franchise agreement, undertaking, covenant not to compete, employment agreement, license, instrument, obligation, commitment or purchase and sales order to which either Buyer or Sub is a party or by which either Buyer or Sub is bound, consent to the execution and delivery of this Agreement by either Buyer or Sub or the consummation of the transactions contemplated hereby.

         5.4 Non-Contravention. The execution, delivery and performance by each of Buyer and Sub of this Agreement do not, and the consummation by each of Buyer and Sub of the transactions contemplated hereby will not (i) violate or result in a breach of any provision of the Articles of Incorporation of either Buyer or Sub, (ii) result in a breach of or result in a default (or give rise to any right of termination, cancellation or acceleration) under the terms, conditions or provisions of any material agreement, contract, lease, note, loan, evidence of indebtedness, purchase order, letter of credit, franchise agreement, undertaking, covenant not to compete, employment agreement, license, instrument, obligation, commitment or purchase and sales order to which either Buyer or Sub is a party or by which either Buyer or Sub is bound, or (iii) violate any order, writ, injunction, decree or Law applicable to either Buyer or Sub.

         5.5 Litigation. There is no Decree or Action pending or, to the knowledge of Buyer or Sub, threatened (a) against either Buyer or Sub or any of its Affiliates with respect to which there is a reasonable likelihood of a determination which would have a Material Adverse Effect on either Buyer or Sub or on the ability of either Buyer or Sub to consummate the transactions contemplated hereby or (b) which seeks to enjoin or prevent, or questions the validity or legality of, the consummation of the transactions contemplated hereby.

         5.6 Brokers. Except for Banc of America Securities LLC, no broker, finder or investment banker is entitled to any fee or commission from Buyer for services rendered on behalf of Buyer in connection with transactions contemplated by this Agreement. A true and complete copy of the agreements between Buyer and Bank of America Securities LLC has been delivered to the Company.

         5.7 Interim Operations of Sub. Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby and will engage in no other business activities and will conduct its operations only as contemplated hereby. As of the Closing, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement, Sub will not have incurred, directly or indirectly, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

         6.1 Conduct of Business. From the date hereof and until the Closing, the Company shall, and shall cause its Subsidiaries to, conduct the Business only in the ordinary and usual course and in a manner consistent with past practices; maintain its Books and Records in accordance with past practices; maintain in good repair (ordinary wear and tear excepted) all of its material structures and Fixtures and Equipment; and use its reasonable best efforts to preserve intact the present business organization and operations of the Business, keep available the services of its officers, employees, representatives, agents and consultants, and preserve its relationships with licensors, suppliers and others having business relationships with it. The Company's management shall be available to meet with Buyer on a reasonable basis with prior notice to discuss the general status of the ongoing operations of the Business and any issues relating to the conduct thereof. The Company shall give prompt notice to Buyer of (i) any Material Adverse Change and, to the knowledge of the Stockholders or the Company, any event or condition which, with the passage of time, the giving or receipt of notice or the occurrence or nonoccurrence of any other circumstance, action or event, would reasonably be expected to constitute a Material Adverse Change, (ii) the occurrence or non-occurrence of any event which would be reasonably likely to cause the Company to believe that any representation or warranty of the Company herein to be untrue or inaccurate, or the failure of the Company to comply with or satisfy any covenant, agreement or condition to be complied with or satisfied by it hereunder and (iii) any budget revisions approved by the Board of Directors of the Company, and will keep Buyer reasonably informed of developments with respect to such events and afford Buyer's representatives reasonable access to all materials in their possession relating thereto.

         6.2 Forbearances. Except as contemplated by this Agreement or as set forth on Schedule 6.2, the Company shall not, and shall cause its Subsidiaries not to, from the date hereof until the earlier of (i) the Closing Date or (ii) termination under Article X, without the written consent of Buyer, which consent shall not unreasonably be withheld, (A) take or fail to take any action or enter into any transaction of the kind which if taken or failed to be taken after November 30, 1999, would have been in violation of Section 3.10, (B) engage in any practice, or take, or fail or omit to take, any action or enter into any transaction, other than in the ordinary course of business and consistent with past practices, that would reasonably be expected to cause or result in any of the representations and warranties set forth in Article III to be untrue in any material respect at any time after the date hereof through the Closing Date, (C) declare or make any distribution to the Stockholders, (D) reorganize, sell or dispose of any significant amount of assets, or engage in any sale-leaseback or similar type of transaction with respect to its assets outside the ordinary course of its business, (E) materially increase the level of compensation to any officer, director or employee, or (F) engage in any transaction out of the usual and ordinary course of business. Notwithstanding the foregoing, the Company shall be permitted to take any action prohibited by this Section 6.2 if such action is conditioned upon the nonclosure of the transactions contemplated by this Agreement.

         6.3 Negotiations with Others. From the date hereof until the earlier of (i) the Closing Date or (ii) termination of this Agreement under Article X, the Company shall not, and shall instruct each of its representatives (including investment bankers, attorneys and accountants) not to and the Stockholders shall not, directly or indirectly, enter into, solicit, initiate, conduct or continue any discussions or negotiations with, or encourage or respond to any inquiries or proposals by, or provide any information to, or otherwise cooperate in any other way with, any Person or group, other than Buyer and its representatives, concerning any sale of all or any substantial portion of the Assets or the Business of, or of any shares of capital stock or other securities of, the Company or any of its Subsidiaries, or any merger, consolidation, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries (each such transaction being referred to herein as a "Proposed Acquisition Transaction"). The Company and the Stockholders hereby represent that neither they nor any of their respective representatives are presently engaged in discussions or negotiations with any party other than Buyer with respect to any Proposed Acquisition Transaction. The Company and the Stockholders agree not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which any of them is a party.

         6.4 Investigation of Business and Properties. From the date hereof until the earlier of (i) the Closing Date and (ii) termination under Article X, the Company will, and will cause its Subsidiaries to, afford Buyer, any financial institution providing financing to Buyer in connection with the transactions contemplated hereby (subject to the execution of an appropriate confidentiality agreement), and their respective attorneys, accountants, financial advisors and other representatives, reasonable access during regular business hours upon reasonable notice, to make such reasonable inspection of the Assets, business and operations of the Company and its Subsidiaries and to inspect and make copies of Contracts, Books and Records and all other documents and information reasonably requested by Buyer and related to the operations and business of the Company and its Subsidiaries, including historical financial information concerning the business of the Company and its Subsidiaries and to meet with designated Personnel of the Company and its Subsidiaries and/or their representatives; provided that any such access shall be conducted in such a
                 --------
manner as not to interfere unreasonably with the operation of the Business; provided further, that no disclosure to Buyer, its counsel, accountants or other
-------- -------
representatives or to any financial institution or any representative of such financial institution after the date hereof shall be deemed to be a reduction of, or otherwise affect, the representations and warranties of the Company set forth in this Agreement. The Company shall instruct its Personnel, accountants and counsel to cooperate with Buyer, and to provide such documents and information as Buyer and its representatives may reasonably request; provided
                                                                     --------
that Buyer shall execute and deliver to such counsel and accountants such consents and waivers as are customary in connection in providing such documents and information.

         6.5 Confidentiality. The provisions dealing with the maintenance of confidentiality with respect to documents provided to Buyer in connection with the transactions contemplated hereby in the letter of intent dated December 28, 1999 between Buyer and the Company (the "Letter of Intent") are hereby incorporated herein by reference. Unless and until the Closing has been consummated, Buyer shall hold, and shall cause its counsel, accountants and other representatives to hold, in confidence all confidential data and information relating to the Company and its Subsidiaries made available to Buyer, together with all analyses, compilations, studies and other documents and records prepared by Buyer or any of its representatives which contain or otherwise reflect or are generated from such information, as set forth in the Letter of Intent. If the transactions contemplated by this Agreement are not consummated, Buyer agrees to keep confidential all data and information relating to the Company and its Subsidiaries or the Business, and upon written request of the Company, to return or cause to be returned to the Company all written materials and all copies that contain any such confidential data or to certify to the Company that such materials have been destroyed. Notwithstanding the foregoing, Buyer may disclose this Agreement and the information and data in Buyer's possession in connection therewith (i) to the extent such disclosure is required by law, (ii) to Quad-C, Inc. and its counsel, accountants and other representatives and (iii) to any financial institution providing financing to Buyer in connection with the transactions contemplated hereby and its counsel, accountants and other representatives.

         6.6 No Disclosure; Public Announcements. Prior to Closing, without the prior consent of the other party, (i) except to the extent required by law, neither party will, and each party will direct its directors, officers, employees, representatives and advisors not to, disclose to any other Person (except Buyer's lenders and their counsel) the fact that discussions or negotiations are taking place concerning the transactions contemplated hereby or the existence of this Agreement or any of the terms, conditions or other facts with respect thereto and (ii) except for filings required by law, neither party will issue any press release or otherwise make any public statements with respect to this Agreement and the transactions contemplated hereby.

         6.7 Expenses. Except as set forth in Section 2.9 or otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs and expenses.

         6.8 Interim Financial Statements. From the date hereof through the Closing Date, the Company shall provide to Buyer (i) as soon as practicable, but in any event, no later than 15 days after the end of each four week accounting period, the unaudited balance sheet and statements of income, cash flows and stockholders' equity for the Company and its Subsidiaries for the immediately preceding month certified by the chief financial officer of the Company and (ii) within three days after the end of each weekly accounting period, weekly sales reports on a per store basis.

         6.9 Efforts to Consummate. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate, as promptly as practicable, the transactions contemplated hereby, including the obtaining of all necessary consents, waivers, authorizations, orders and approvals of third parties, whether private or governmental, required of it to enable it to comply with the conditions precedent to consummating the transactions contemplated by this Agreement. Each party agrees to cooperate fully with the other party in assisting it to comply with this Section 6.9. Without limiting the generality of the foregoing, (i) the Company agrees to cause its Personnel to provide all reasonable cooperation in connection with the arrangement of any financing as Buyer shall request and (ii) each party hereto shall defend and cooperate with each other party in defending any legal proceedings, whether judicial or administrative and whether brought derivatively or on behalf of third parties, challenging this Agreement or the consummation of the transactions contemplated hereby. Except as set forth in Schedule 6.9, no consideration, whether such consideration shall consist of the payment of money or shall take any other form, for any consent, waiver or agreement necessary to the consummation of the transactions contemplated hereby shall be given or promised by the Company without the prior written approval of Buyer. Notwithstanding the foregoing, nothing contained herein shall require (i) any party hereto or any of its respective Affiliates to sell, transfer, divest or otherwise dispose of any of its respective business, assets or properties in connection with this Agreement or any of the transactions contemplated hereby or (ii) any party hereto to initiate any litigation, make any substantial payment or incur any material economic burden (including as a result of any divestiture), except for payments a party presently is contractually obligated to make, to obtain any consent, waiver, authorization, order or approval.

         6.10 Environmental Investigation. Buyer shall have the right to (i) inspect records, reports, permits, applications, monitoring results, studies, correspondence data and any other information or documents relevant to environmental conditions or environmental noncompliance and (ii) inspect all buildings and equipment at the Facilities including, without limitation, the visual inspection of the Facilities for asbestos-containing construction materials; provided that in each case, such inspections shall be conducted only
           --------
(A) during regular business hours and upon reasonable notice and (B) in a manner that will not materially interfere with the operation of the business of the Company and its Subsidiaries and/or the use of, access to or egress from the Facilities.

         6.11 Further Assurances. At the Closing or from time to time thereafter, the parties hereto shall execute and deliver such other instruments and shall take such other actions as the other reasonably may request in order to consummate, complete and carry out the transactions contemplated by this Agreement.

         6.12 HSR Act. The Company and Buyer shall, as promptly as practicable after the date hereof, submit and cause their respective ultimate parent entities to submit all documents, reports and notifications, and satisfy all requests for additional information, if any, pursuant to the HSR Act.

         6.13 Tax Treatment; Plan of Reorganization. Buyer, Sub, the Company, and the Stockholders agree to treat the Merger as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. This Agreement is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the Treasury Regulations promulgated under the Internal Revenue Code. During the period from the date of this Agreement through the Effective Time, unless the parties shall otherwise agree in writing, none of the Stockholders or the Company or any of its Subsidiaries shall knowingly take or fail to take any action which action or failure to act would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

         6.14 Form 5500 Filings. Prior to the Effective Time, the Company will file all delinquent Form 5500 series filings with respect to the Pension Plans with the Internal Revenue Service under the Internal Revenue Service's delinquent filer voluntary compliance program. The Company will pay all costs and penalties associated with such filing.

         6.15 Tax Matters. The following provisions shall govern the allocation of responsibility as between Buyer, the Company and the Stockholders for certain Tax matters following the Effective Time:

              (a) Tax Periods Ending Immediately Prior to the Effective Time.
                  ----------------------------------------------------------
Subject to approval by the Stockholder Agent, Buyer shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company and its Subsidiaries for all periods ending prior to the Effective Time which are filed after the Closing Date. Buyer shall permit the Stockholder Agent and its representatives to review and comment on each such Tax Return described in the preceding sentence prior to filing. The Stockholders shall reimburse Buyer for Taxes, if any, of the Company and its Subsidiaries with respect to such periods within fifteen (15) days after payment by Buyer or the Company and its Subsidiaries of such Taxes to the extent such Taxes are not reflected in the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Closing Balance Sheet. To the extent any such Tax Return results in a Tax refund or credit to Buyer in excess of any Tax asset reflected on the face of the Closing Balance Sheet, upon receipt of such excess amount of Tax refund or credit, Buyer shall pay such excess amount to the Stockholders in the following manner: (i) issue to each Stockholder additional shares of Buyer Common Stock having a value equal to 50% of the amount of such excess amount of Tax refund or credit based on each such Stockholder's Pro Rata Percentage and
(ii) deliver to each Stockholder that elected Cash Merger Consideration pursuant to Section 2.8(a)(ii), immediately available funds in the amount of 50% of such excess amount of Tax refund or credit based on each such Stockholder's Pro Rata Percentage or issue to each Stockholder that elected Debenture Merger Consideration pursuant to Section 2.8(a)(ii), Debentures in the amount of 50% of such excess amount of Tax refund or credit based on each such Stockholder's Pro Rata Percentage. Buyer shall not file any amended Tax Return or accept the amendment of any Tax Return without the consent of the Stockholder Agent.

              (b) Tax Periods Beginning Before and Ending After the Effective
                  -----------------------------------------------------------
Time. Buyer shall prepare or cause to be prepared and file or cause to be filed
----
any Tax Returns of the Company and its Subsidiaries for Tax periods which begin before the Effective Time and end on or after the Effective Time. The Stockholders shall pay to Buyer within fifteen (15) days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such taxable period ending immediately prior to the Effective Time to the extent such Taxes are not reflected in the reserve for the Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Closing Balance Sheet. For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a taxable period that includes (but does not end immediately prior to ) the Effective Time, the portion of such Tax which relates to the portion of such taxable period ending immediately prior to the Effective Time (x) in the case of any Taxes other than Taxes based upon or related to income, sales, use or receipts, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending immediately prior to the Effective Time and the denominator of which is the number of days in the entire taxable period, and (y) in the case of any Tax based upon or related to income, sales, use or receipts be deemed equal to the amount which would be payable if the relevant taxable period ended immediately prior to the Effective Time. Any credits relating to a taxable period that begins before and ends after the Effective Time shall be taken into account as though the relevant Taxable period ended immediately prior to the Effective Time. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company and its Subsidiaries.

              (c) Cooperation on Tax Matters.
                  --------------------------

                        (i) Buyer, the Company and its Subsidiaries and the Stockholders shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company, its Subsidiaries and the Stockholders agree (A) to retain all books and records with respect to Tax matters pertinent to the Company and its Subsidiaries relating to any taxable period beginning before the Effective Time until the later of one year following the expiration of the statute of limitations (and, to the extent notified by Buyer or the Stockholders, any extensions thereof) of the respective taxable periods or the resolution of any audit, litigation, investigation or other proceeding with respect to Taxes, and to abide by all record retention agreements entered into with any Taxing Authority, and (B) to give the other party reasonable written notice, prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Company and its Subsidiaries or the Stockholders, as the case may be, shall allow the other party to take possession of such books and records.

                        (ii) Buyer and the Stockholders further agree, upon request, to use their best efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

                        (iii) Buyer and the Stockholders further agree, upon
                  request, to provide the other party with all information that either party may be required to report pursuant to Section 6043 of the Internal Revenue Code and all Treasury department regulations promulgated thereunder.

              (d) Tax Sharing Agreements. All Tax sharing agreements or similar
                  ----------------------
agreements with respect to or involving the Company and its Subsidiaries shall be terminated as of the Effective Time and, after the Effective Time, the Company and its Subsidiaries shall not be bound thereby or have any liability thereunder.

              (e) Settlement of Audits, Litigation, Investigations or Other Tax
                  --------------------------------------------------------------
Proceedings. The Stockholder Agent shall be entitled to settle any audit,
-----------
litigation, investigation or other proceeding relating to Taxes for any period or partial period ending prior to the Effective Time, without the consent of Buyer, so long as such settlement will not result in any adverse consequences to Buyer and/or the Company taking into account only the Tax issues that are the subject of such settlement; provided, however, that if
                                                    --------  -------
any such proposed settlement would result in any payment required to be made by Buyer and/or the Company such proposed settlement shall be deemed to result in adverse consequences to Buyer and/or the Company and the Stockholder Agent must obtain the consent of Buyer prior to entering into any such settlement, which consent shall not be unreasonably withheld. For the purpose of determining the reasonableness of Buyer's refusal to consent, Buyer shall take into account only the Tax issues that are the subject of such proposed settlement.

              (f) Certain Taxes. All transfer, documentary, sales, use, stamp,
                  -------------
registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be paid by the Stockholders when due, and the Stockholders will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other such Taxes and fees, and if required by applicable law, Buyer will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

      6.16 Delivery of Reports to the Company and Access to Officers. Buyer agrees that it shall deliver to the Company prior to the Closing Date, all reports and analyses prepared by any of Buyer's accountants, attorneys or consultants or by any of Quad-C, Inc.'s accountants, attorneys or consultants. Buyer shall permit the Company reasonable access to its officers for the purpose of interviewing such officers regarding their knowledge of matters relating to the Company.

      6.17 Valuation Items. The parties hereby agree and acknowledge that the items specifically described (including amounts related thereto) in Schedule
6.17 were taken into account for the purpose of Buyer's valuation of the Company. Accordingly, notwithstanding any other provision herein to the contrary, in no event shall the Stockholders be required to indemnify or reimburse any Buyer Indemnified Party in connection with costs or expenses incurred by Buyer or the Company relating to any such item, except to the extent such costs and expenses exceed the amounts set forth on Schedule 6.17 with respect to each such item.

     6.18 Retained Assets. Prior to the Closing Date, the Company shall distribute the properties and assets identified on Schedule 6.18 to the Stockholders; provided, however, that the fair market value of such properties and assets shall not exceed $100,000 and the parties agree that the fair market value of such assets and properties shall be equal to the net book value of such property and assets. The effect of the distribution of such assets shall be taken into account in the preparation of the Closing Balance Sheet.

      6.19 Books and Records. The Company, its Subsidiaries and the Stockholders agree (A) to retain all books and records with respect to matters pertinent to the Company and its Subsidiaries relating to indemnification obligations of the Stockholders pursuant to Article IX until the later of one year following the expiration of the survival periods of such indemnification obligations set forth in Article IX (and, to the extent notified by Buyer or the Stockholders, any extensions thereof) or the resolution of any litigation, investigation or other proceeding with respect to such matters, and (B) to give the other party reasonable written notice, prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Company and its Subsidiaries or the Stockholders, as the case may be, shall allow the other party to take possession of such books and records.

         6.20 Company Schedules. The parties hereby acknowledge that the "Company Schedules" (which shall include Schedule 2.9(b), all of the Schedules enumerated in Article III, all of the Schedules enumerated in Article IV,
Schedule 6.2, Schedule 6.9, Schedule 6.17, Schedule 6.18 and Schedule 8.9) have not been completed and delivered to Buyer as of the date of this Agreement. The Company will use its best efforts, and will cause its counsel to use its best efforts, to deliver completed Company Schedules, and copies of all documents referenced therein, to Buyer and its counsel as soon as practicable, but in no event later than February 28, 2000. Buyer, its counsel and its financial advisors shall have two business days following receipt of such completed Company Schedules, and all documents referenced therein, to review such Company Schedules and documents and to comment thereon. The Company Schedules shall in all respects be subject to final acceptance and approval by Buyer in its sole discretion. If and when the Company Schedules are accepted and approved by Buyer, Buyer will notify the Company in writing of such acceptance and approval, at which time the Company Schedules shall be deemed final for all purposes under this Agreement.

                                   ARTICLE VII
                       CONDITIONS TO OBLIGATIONS OF BUYER

         The obligation of Buyer to consummate the transactions contemplated by this Agreement shall be subject, in the sole discretion of Buyer, to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Buyer in accordance with Section 11.8:

         7.1 Representations and Warranties. The representations and warranties of the Stockholders and the Company contained in Articles III and IV hereof shall be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) and in all material respects (in the case of any representation or warranty without any materiality qualification) as of the date of this Agreement and as of the Closing Date; provided that "knowledge," "best knowledge" and similar terms and
              --------
phrases shall be deemed to be deleted therefrom; provided further that to the
                                                 -------- -------
extent that any such representations and warranties were made as of a specified date, such representations and warranties shall continue on the Closing Date to have been true in all material respects as of such specified date.

         7.2 Performance of this Agreement. The Company shall have, in all material respects, performed all covenants and agreements and complied with all conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

         7.3 Consents and Approvals. All registrations, filings, applications, notices, consents, orders, approvals, qualifications, waivers and Licenses and Permits listed in Schedule 3.4 or otherwise necessary to effect the transactions contemplated hereby shall have been filed, made or obtained and all waiting periods specified by law with respect thereto shall have expired or been terminated. The waiting period under the HSR Act shall have expired or been terminated.

         7.4 Injunction, Litigation, etc. No Actions by any Governmental Authority or any other Person shall have been instituted or threatened for the purpose of enjoining or preventing, or which question the validity or legality of, the transactions contemplated hereby and which could reasonably be expected to damage Buyer materially if the transactions contemplated hereby are consummated.

         7.5 Legislation. No statute, rule or regulation shall have been proposed (and reasonably believed will be enacted) or enacted which prohibits or might prohibit, restrict or materially delay the consummation of the transactions contemplated by this Agreement.

         7.6 Proceedings. All corporate proceedings of the Company that are required in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to Buyer and its counsel.

         7.7 Closing Deliveries. Buyer shall have received, at or prior to the Closing, the following:

                          (i) a certificate of the Company executed by the Company's Secretary certifying as of the Closing Date (A) a true and correct copy of the Certificate or Articles of Incorporation of the Company, (B) a true and correct copy of the Bylaws of the Company, (C) a true and correct copy of the resolutions of the board of directors of the Company and the Stockholders authorizing the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby and (D) incumbency matters;

                          (ii) a certificate of the Company executed by the chief executive officer and the chief financial officer of the Company certifying that, as of the Closing Date, the conditions set forth in Sections 7.1, 7.2, 7.3 and 7.8 have been satisfied;

                          (iii) a certificate of each Stockholder certifying
                  that, as of the Closing Date, the conditions set forth in
                  Section 7.1 have been satisfied;

                          (iv) a copy of the Articles of Incorporation of the Company and all amendments thereto, each certified as of a recent date by the Secretary of State of the State of Delaware or other appropriate governmental official;

                          (v) a certificate of the appropriate Secretary of State or other appropriate governmental official certifying the good standing of the Company in Delaware and all other states where it is qualified to do business;

                          (vi) all other documents and certificates required to be delivered by the Company pursuant to the terms of this Agreement.

         7.8 Material Change. There shall not have been any Material Adverse Change with respect to the Company and its Subsidiaries since the date of this Agreement, nor any event or condition which, with the passage of time, the giving or receipt of notice or the occurrence or nonoccurrence of any other circumstance, action or event, would reasonably be expected to result in any Material Adverse Change.

         7.9 Quad-C Investment. The transactions contemplated by that certain Stock Subscription Agreement, dated as of the date of this Agreement, by and among Red Robin International, Inc., RR Investors, LLC and RR Investors II, LLC shall have been or will be simultaneously consummated.

         7.10 Shareholders Agreement; Registration Rights Agreement. RR Investors, LLC and its Affiliates, Skylark Company, Ltd. and its Affiliates, Gerald Kingen and the Stockholders shall have entered into the Shareholders Agreement and the Registration Rights Agreement substantially in the forms of Exhibits C and D hereto.

         7.11 Master Agreement; Stock Purchase and Sale Agreement. The Master Agreement among Buyer, Skylark Company, Ltd. and certain other shareholders of Buyer dated as of March 10, 1996 shall be terminated by the parties thereto. The Stock Purchase and Sale Agreement dated December 29, 1986, among Skylark Company, Ltd. and certain shareholders of Buyer shall be terminated by the parties thereto.

         7.12 Employment Agreement. Michael J. Snyder shall have executed and delivered to Buyer the Employment Agreement, substantially in the form of Exhibit E.

         7.13 Due Diligence Review. Buyer shall be satisfied, in its sole discretion, with the results of its continuing due diligence review of the Company and its Assets, businesses, operations and Personnel.

         7.14 Opinion of Financial Advisor. Buyer shall have received an opinion from Banc of America Securities LLC as of the date of this Agreement and as of the Closing Date to the effect that the transactions contemplated by this Agreement are fair to Buyer's shareholders from a financial point of view.

         7.15 Escrow Agreement. The Stockholders and the Escrow Agent shall have executed and delivered to Buyer the Escrow Agreement, substantially in the form of Exhibit J.

         7.16 Minimum Debenture Merger Consideration. The Stockholders shall have elected to receive, pursuant to Section 2.8, Debenture Merger Consideration in an amount in excess of any outstanding amounts under any notes or other obligations of any of the Stockholders to the Company as of the Closing Date.

         7.17 Dissenting Stockholders. There shall be no dissenting stockholders pursuant to Section 262 of the DGCL.

         7.18 Refinancing of Debt. Buyer shall have entered into a new credit facility to refinance its existing credit facilities with Japanese banks upon terms and conditions reasonably satisfactory to Buyer, the Company and the Stockholders.

         7.19 Assets. The properties and assets set forth in Schedule 3.15 shall have been or will simultaneously be transferred to the Company and shall be owned by the Company as of the Effective Time.

         7.20 Tax Free Reorganization Treatment. Neither the Company, any of its Subsidiaries nor any of the Stockholders shall have taken or agreed to take any action, nor does the Company, any of its Subsidiaries or the Stockholders have any knowledge of any fact or circumstance, that would prevent the Merger or any other transactions contemplated by this Agreement from qualifying as a "reorganization" within the meaning of Section 368(a)(2)(D) of the Internal Revenue Code. Neither the Company, any of its Subsidiaries nor the Stockholders shall have taken any position on any federal, state or local income or franchise tax return, or taken any other tax reporting position that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Internal Revenue Code Section 368(a)(2)(D), unless otherwise required by a "determination" (as defined in Section 1313(a)(1)) of the Internal Revenue Code or by applicable state or local income or franchise tax law. No event, fact or circumstance shall have occurred or been brought to the attention of Buyer that would, or in Buyer's reasonable judgment would, prevent the Merger or any other transactions contemplated by this Agreement from qualifying as a "reorganization" within the meaning of Section 368(a)(2)(D) of the Internal Revenue Code.

         7.21 Approval of the Company Schedules. Buyer shall have accepted and approved, in its sole discretion, final Company Schedules.

                                  ARTICLE VIII
                    CONDITIONS TO OBLIGATIONS OF THE COMPANY
                              AND THE STOCKHOLDERS

         The obligation of the Company and the Stockholders to consummate the transactions contemplated by this Agreement shall be subject, in the sole discretion of the Company, to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by the Company in accordance with Section 11.8.

         8.1 Representations and Warranties. The representations and warranties of Buyer and Sub contained in Article V hereof shall be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) and in all material respects (in the case of any representation or warranty without any materiality qualification) as of the date of this Agreement and as of the Closing Date; provided that
                                                          --------
"knowledge," "best knowledge" and similar terms and phrases shall be deemed to be deleted therefrom; provided further that to the extent that any such
                      -------- -------
representations and warranties were made as of a specified date, such representations and warranties shall continue on the Closing Date to have been true in all material respects as of such specified date.

         8.2 Performance of this Agreement. Buyer and Sub shall have, in all material respects, performed all covenants and agreements and complied with all conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

         8.3 Consents and Approvals. All registrations, filings, applications, notices, consents, orders, approvals, qualifications or waivers listed in Schedule 5.3 or otherwise necessary to effect the transactions contemplated hereby shall have been filed, made or obtained and all waiting periods specified by law with respect thereto shall have expired or been terminated. The waiting period under the HSR Act shall have expired or been terminated.

         8.4 Injunction, Litigation, etc. No Actions by any Governmental Authority or any other Person shall have been instituted or threatened for the purpose of enjoining or preventing, or which question the validity or legality of, the transactions contemplated hereby and which could reasonably be expected to damage the Company materially if the transactions contemplated hereby are consummated.

         8.5 Legislation. No statute, rule or regulation shall have been proposed (and reasonably believed will be enacted) or enacted which prohibits or might prohibit, restrict or materially delay the consummation of the transactions contemplated this Agreement.

         8.6 Proceedings; Certificates. All company proceedings of Buyer that are required in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Company and its counsel.

         8.7 Closing Deliveries. The Company shall have received, at or prior to the Closing, the following:

                          (i) a certificate of Buyer and Sub executed by the Secretary of Buyer and Sub, respectively, certifying as of the Closing Date (A) a true and correct copy of the Articles of Incorporation of Buyer and Sub, (B) a true and correct copy of the Bylaws of Buyer and Sub, (C) a true and correct copy of the resolutions of the board of directors of Buyer and Sub authorizing the execution, delivery and performance of this Agreement by Buyer and Sub and the consummation of the transactions contemplated hereby and (D) incumbency matters;

                          (ii) a certificate of Buyer and Sub executed by the Chief Financial Officer of Buyer and Sub, respectively, certifying that, as of the Closing Date, the conditions set forth in Sections 8.1, 8.2, and 8.3 with respect to Buyer and Sub have been satisfied;

                          (iii) a copy of the Articles of Incorporation of Buyer
                  and Sub and all amendments thereto, each certified as of a recent date by the Secretary of State of the State of Nevada or other appropriate governmental official;

                          (iv) a certificate of the appropriate Secretary of State or other appropriate governmental official certifying the good standing of Buyer and Sub in Nevada and in all other states where it is qualified to do business; and

                          (v) all other documents and certificates required to be delivered by Buyer or Sub pursuant to the terms of this Agreement.

         8.8 Tax Free Reorganization Treatment. Neither Buyer nor Sub shall have taken or agreed to take any action, nor does Buyer or Sub have any knowledge of any fact or circumstance, that would prevent the Merger or any other transactions contemplated by this Agreement from qualifying as a "reorganization" within the meaning of Section 368(a)(2)(D) of the Internal Revenue Code. Neither Buyer nor Sub shall have taken any position on any federal, state or local income or franchise tax return, or taken any other tax reporting position that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Internal Revenue Code Section 368(a)(2)(D), unless otherwise required by a "determination" (as defined in Section 1313(a)(1)) of the Internal Revenue Code or by applicable state or local income or franchise tax law. No event, fact or circumstance shall have occurred or been brought to the attention of the Company or the Stockholders that would, or in the Company's or the Stockholders' reasonable judgment would, prevent the Merger or any other transactions contemplated by this Agreement from qualifying as a "reorganization" within the meaning of Section 368(a)(2)(D) of the Internal Revenue Code.

         8.9 Releases. Buyer shall have obtained a release of all guaranties and assurances set forth on Schedule 8.9, by any Stockholder of indebtedness or lease obligations of the Company, any of its Subsidiaries or Buyer or Buyer shall have agreed to indemnify the Stockholders for any liability arising under such guaranties and assurances in a form reasonably satisfactory to Buyer and the Stockholders.

         8.10 Merger Consideration. Buyer shall have delivered the Stock Merger Consideration and the Cash Merger Consideration or Debenture Merger Consideration to the Stockholders pursuant to Section 2.8.

         8.11 Quad-C Investment. The transactions contemplated by that certain Stock Subscription Agreement, dated as of the date of this Agreement, by and among Red Robin International, Inc., RR Investors, LLC and RR Investors II, LLC shall have been or will be simultaneously consummated.

         8.12 Master Agreement; Stock Purchase and Sale Agreement. The Master Agreement among Buyer, Skylark Company, Ltd. and certain other shareholders of Buyer dated as of March 10, 1996 shall be terminated by the parties thereto. The Stock Purchase and Sale Agreement dated December 29, 1986, among Skylark Company, Ltd. and certain shareholders of Buyer shall be terminated by the parties thereto.

         8.13 Shareholders Agreement; Registration Rights Agreement. RR Investors, LLC and its Affiliates, Skylark Company, Ltd. and its Affiliates, Gerald Kingen and the Stockholders shall have entered into the Shareholders Agreement and the Registration Rights Agreement substantially in the forms of Exhibits C and D hereto.

         8.14 Employment Agreement. Buyer shall have executed and delivered to Michael J. Snyder the Employment Agreement, substantially in the form of Exhibit E.

         8.15 Refinancing of Debt. Buyer shall have entered into a new credit facility to refinance its existing credit facilities with Japanese banks upon terms and conditions reasonably satisfactory to Buyer, the Company and the Stockholders.

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

         8.16 Indenture. Buyer and the Trustee shall have executed the Indenture, substantially in the form of Exhibit I.

                                   ARTICLE IX
                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

         9.1 Survival of Representations. The representations and warranties of the Company and the Stockholders contained in this Agreement (including the Company Schedules hereto) or any certificate or instrument delivered pursuant hereto and the corresponding indemnification obligations of the Stockholders pursuant to Section 9.2 will survive until the earlier of (i) eighteen months following the Closing Date or (ii) 60 days after Buyer's auditors deliver a signed audit report with respect to the Company's fiscal year 2000; provided
                                                                    --------
that the representations and warranties contained in (A) Sections 3.1, 3.2, 3.3, 4.1, 4.2, 4.4 and 4.6 shall survive the Closing indefinitely and (B) Sections
3.21 and 3.22 shall survive the Closing for the period of the applicable statute of limitations. All representations and warranties of Buyer contained in this Agreement (including the Buyer Schedules hereto) or any certificate or instrument delivered pursuant hereto and the corresponding indemnification obligations of Buyer pursuant to Section 9.3 will survive until the first anniversary of the Closing Date. The respective dates on which the representations and warranties hereunder lapse are hereinafter referred to as the "Survival Date". Notwithstanding the provisions of the first two sentences of this Section 9.1, any representation or warranty in respect of which indemnification may be sought under Section 9.2 or 9.3, as the case may be, shall survive the Survival Date if written notice, given in good faith, of the specific breach thereof is given to the indemnifying party prior to the Survival Date, whether or not liability has actually been incurred, but such representation or warranty shall survive only with respect to the subject matter of such notice.

         9.2    Indemnification by the Stockholders.

                (a) From and after the Closing, subject to the limitations contained in this Article IX, the Stockholders, severally, but not jointly, will indemnify and hold harmless Buyer, its Affiliates, Surviving Corporation, each of their respective Subsidiaries, partners, directors, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Buyer Indemnified Parties") from and against, and pay or reimburse the Buyer Indemnified Parties for, any and all Covered Liabilities actually incurred or paid by the Buyer Indemnified Parties as a result of:

                       (i) any breach of a representation and warranty made by the Company or the Stockholders in this Agreement or in any document delivered pursuant hereto, except for those representations and warranties made by the Stockholders in
                    Article IV; provided that in determining whether an
                                --------
                    inaccuracy, omission or breach has occurred and the amount of any Covered Liabilities, any knowledge, materiality, Material Adverse Effect, Material Adverse Change, substantial compliance or similar exception or qualification contained in or otherwise applicable to such representation or warranty shall be disregarded;

                       (ii) the nonfulfillment, nonperformance or other breach of any covenant or agreement of the Company contained in this Agreement;

                       (iii)  any Controlled Group Liability;

                       (iv) any liability or obligation, whether civil or criminal, arising out of or related to any Action required to be set forth in Schedule 3.12, but which is not set forth therein;

                       (v)    any Employee Plan; and

                       (vi)   any pre-Closing Taxes.

              (b) From and after the Closing, subject to the limitations contained in this Article IX, each of the Stockholders will severally, but not jointly, indemnify and hold harmless the Buyer Indemnified Parties from and against, and pay or reimburse the Buyer Indemnified Parties for, any and all Covered Liabilities actually incurred or paid by the Buyer Indemnified Parties as a result of:

                       (i) any breach of a representation and warranty made by such Stockholder in Article IV of this Agreement; provided
                                                                   --------
              that in determining whether an inaccuracy, omission or breach has occurred and the amount of any Covered Liabilities, any knowledge, materiality, Material Adverse Effect, Material Adverse Change, substantial compliance or similar exception or qualification contained in or otherwise applicable to such representation or warranty shall be disregarded; and

                       (ii) the nonfulfillment, nonperformance or other breach of any covenant or agreement of such Stockholder contained in this Agreement.

              (c) The indemnity provided for in this Section 9.2 is not limited to matters asserted by third parties against any Buyer Indemnified Party, but includes Covered Liabilities actually incurred or sustained by any Buyer Indemnified Party in the absence of third party claims.

       9.3    Indemnification by Buyer.

              (a) From and after the Closing, subject to the limitations contained in this Article IX, Buyer will indemnify and hold harmless the Stockholders and each of their respective Affiliates, partners, directors, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Stockholder Indemnified Parties") from and against, and pay or reimburse the Stockholder Indemnified Parties for, any and all Covered Liabilities actually incurred or paid by the Stockholder Indemnified Parties as a result of:

                       (i) any breach of a representation and warranty made by Buyer in this Agreement or in any document delivered pursuant hereto; provided that in determining whether an inaccuracy, omission or breach has
--------
occurred and the amount of any Covered Liabilities, any knowledge, materiality, Material Adverse Effect, Material Adverse Change, substantial compliance or similar exception or qualification contained in or otherwise applicable to such representation or warranty shall be disregarded; and

             (ii) the nonfulfillment, nonperformance or other breach of any covenant or agreement of Buyer contained in this Agreement.

         (b) The indemnity provided for in this Section 9.3 is not limited to matters asserted by third parties against any Stockholder Indemnified Party, but includes Covered Liabilities actually incurred or sustained by any Stockholder Indemnified Party in the absence of third-party claims.

   9.4   Notice and Defense of Claims.

        (a) Whenever a claim shall arise for indemnification hereunder, the party seeking indemnification (an "indemnified party") shall give reasonably prompt notice to the party from whom indemnification is sought (an "indemnifying party") of the claim for indemnification and the facts, in reasonable detail, constituting the basis for such claim (a "Claim Notice"); provided that failure
                                                          --------
of an indemnified party to give prompt written notice of any claim shall not release, waive or otherwise affect an indemnifying party's obligations with respect thereto except to the extent that the indemnifying party is adversely affected in its ability to defend against such claim or is otherwise prejudiced thereby. In the case of any claim for indemnification by any Buyer Indemnified Party, (i) the Claim Notice shall specify whether such claim is being made pursuant to Section 9.2(a) or Section 9.2(b) and (ii) such Buyer Indemnified Party shall deliver the Claim Notice to the Escrow Agent at the time of delivery to the indemnifying party.

         (b) In the case of a claim involving the assertion of a claim by a third party (whether pursuant to an Action or otherwise, a "Third-Party Claim"), if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated to indemnify the indemnified party under the terms of its indemnity hereunder in connection with such Third-Party Claim, then (i) the indemnifying party shall be entitled and, if it so elects, shall be obligated at its own cost, risk and expense, (A) to take control of the defense and investigation of such Third-Party Claim and (B) to pursue the defense thereof in good faith by appropriate actions or proceedings promptly taken or instituted and diligently pursued, including to employ and engage attorneys of its own choice reasonably acceptable to the indemnified party to handle and defend the same, and (ii) subject to Section 6.15(e), the indemnifying party shall be entitled (but not obligated), if it so elects, to compromise or settle such claim, which compromise or settlement shall be made at its sole discretion and cost so long as such indemnifying party obtains a full release of the indemnified party as to any Covered Liabilities in connection with such Third-Party Claim; provided, however, that if such indemnifying party
                             --------  -------
does not obtain such full release of the indemnified party, then any such compromise or settlement shall be made only with the written consent of the indemnified party, such consent not to be unreasonably withheld. In the event the indemnifying party elects to assume control of the defense and investigation of such lawsuit or other legal action in accordance with this Section 9.4(b), the indemnified party may, at its own cost and expense, participate in the investigation, trial and defense of such Third-Party Claim; provided that, if
                                                            --------
the named Persons to an Action include both the indemnifying party and the indemnified party and the indemnified party has been advised in writing by counsel that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party, the indemnified party shall be entitled, at the indemnifying party's cost, risk and expense, to separate counsel of its own choosing. If the indemnifying party fails to assume the defense of such Third-Party Claim or fails to acknowledge to the indemnified party that it is obligated to indemnify the indemnified party in accordance with this Section 9.4(b) within 10 calendar days after receipt of the notice of such Third Party Claim, the indemnified party against which such Third-Party Claim has been asserted shall (upon delivering notice to such effect to the indemnifying party) have the right to undertake, at the indemnifying party's cost, risk and expense, the defense, compromise and settlement of such Third-Party Claim on behalf of and for the account of the indemnifying party; provided that such Third-Party Claim shall not be compromised or settled without
--------
the written consent of the indemnifying party, which consent shall not be unreasonably withheld. In the event the indemnifying party assumes the defense of the Third Party Claim, the indemnifying party shall keep the indemnified party reasonably informed of the progress of any such defense, compromise or settlement, and in the event the indemnified party assumes the defense of the Third Party Claim, the indemnified party shall keep the indemnifying party reasonably informed of the progress of any such defense, compromise or settlement. The indemnifying party shall be liable for any settlement of any Third-Party Claim effected pursuant to and in accordance with this Section 9.4(b) and for any final judgment (subject to any right of appeal), and the indemnifying party agrees to indemnify and hold harmless each indemnified party from and against any and all Covered Liabilities by reason of such settlement or judgment.

             (c) If the claim for indemnification involves a matter other than a Third Party Claim, the indemnifying party shall have 30 days after delivery of a Claim Notice to object to such claim by delivery of a written notice of such objection to such indemnified party specifying in reasonable detail the basis for such objection and in the case of any objection by the Stockholder Agent to claims for indemnification pursuant to Section 9.2(a) or any Stockholder to claims for indemnification pursuant to Section 9.2(b), as the case may be, such objection shall be delivered to the Escrow Agent at the time of delivery to the indemnified party. Failure timely to so object shall constitute a final and binding acceptance of the claim for indemnification by the indemnifying party, and the claim shall be paid in accordance with the further provisions hereof. If an objection is timely interposed by the indemnifying party, then the indemnified party and the indemnifying party shall negotiate in good faith for a period of 30 days from the date the indemnified party receives such objection prior to commencing any arbitration, formal legal action, suit or proceeding with respect to such claim for indemnification.

             (d) Upon Final Determination (as defined below) of the amount of a claim for indemnification made by a Buyer Indemnified Party under Section 9.2(a) or 9.2(b), the Stockholders or the indemnifying Stockholder, respectively, shall, within three business days after the Final Determination of the amount thereof, elect to either (i) pay to such Buyer Indemnified Party, in immediately available funds, the amount of such claim or (ii) execute and deliver written instructions to the Escrow Agent to release to such Buyer Indemnified Party Escrow Assets (rounded up to the next whole share with respect to any Buyer Common Stock, if necessary) with a value equal to the amount of such claim; provided, however, that if the Stockholders or the indemnifying
            --------  -------
Stockholder, respectively, do not satisfy such claim in accordance with the foregoing, such Buyer Indemnified Party shall be entitled to deliver evidence of the Final Determination of the amount of such claim to the Escrow Agent for the immediate release of Escrow Assets with a value equal to the amount of such claim; provided, further, that if the delivery of Buyer Common Stock to such
       --------  -------
Buyer Indemnified Party to satisfy such claim will result in the disqualification of the Merger as a "reorganization" within the meaning of
Section 368(a)(2)(D), the Stockholders or the indemnifying Stockholder, respectively, shall pay such Buyer Indemnified Party an amount in cash, in immediately available funds, to satisfy such claim. If, in accordance with the foregoing, the Escrow Agent releases Escrow Assets to such Buyer Indemnified Party, to the extent the Escrow Assets are insufficient to satisfy the full amount of such claim, or in the event that the escrow account has been terminated by the terms of the Escrow Agreement, then the Stockholders or the indemnifying Stockholder, respectively, shall satisfy any remaining indemnification obligation by the delivery of shares of Buyer Common Stock (rounded up to the next whole share) received in the Merger or otherwise or by the payment of immediately available funds. If, in accordance with the foregoing, the amount of a claim for indemnification made by a Buyer Indemnified Party under Section 9.2(a) or 9.2(b), has been satisfied by the Stockholders or the indemnifying Stockholder, respectively, by payment of the amount of such claim to such Buyer Indemnified Party, in immediately available funds (other than any funds that have been deposited with the Escrow Agent), Buyer shall deliver written instructions to the Escrow Agent to distribute an amount of Escrow Assets equal to the amount of such claim, to the Stockholders or the indemnifying Stockholder, respectively, pursuant to the terms of the Escrow Agreement. For purposes of this provision, the value of each such share of Buyer Common Stock held by the Stockholders or by the Escrow Agent under the Escrow Agreement shall be equal to the Closing Stock Value.

             (e) Upon Final Determination of the amount of a claim for indemnification made by a Stockholder Indemnified Party, the amount of such claim shall be satisfied by Buyer, within three business days after the Final Determination of the amount of such claim, by the Stockholder Agent's election to either (i) issue shares of Buyer Common Stock (rounded up to the next whole share) with a value equal to the amount of such claim or (ii) pay, in immediately available funds, the amount of such claim; provided, however, that
                                                       --------  -------
if the payment of funds to the Stockholder Indemnified Party to satisfy such claim will result in the disqualification of the Merger as a "reorganization" within the meaning of Section 368(a)(2)(D), Buyer shall issue shares of Buyer Common Stock to the Stockholder Indemnified Party to satisfy such claim. The issuance of shares of Buyer Common Stock or payment of immediately available funds to the Stockholders pursuant to this Section 9.4(e) shall be on a pro rata basis based on each Stockholder's percentage ownership of the Company immediately prior to the Effective Time. For purposes of this provision, the value of each such share of Buyer Common Stock shall be equal to the Closing Stock Value.

             (f) A "Final Determination" of a claim shall be (i) a judgment of any court determining the validity of a disputed claim, if no appeal is pending from such judgment or if the time to appeal therefrom has elapsed (it being understood that the indemnified party shall have no obligation to appeal); or (ii) an award of any arbitrator or arbitration panel determining the validity of such disputed claim, if there is not pending any motion to set aside such award or if the time within which to move to set such award aside has elapsed; or (iii) a written termination of the dispute with respect to such claim signed by all of the parties thereto or their attorneys; or (iv) a written acknowledgment of the indemnifying party that it no longer disputes the validity of such claim; or (v) such other evidence of final determination of a disputed claim as shall be reasonably acceptable to the parties.

      9.5    Limitations on Indemnification.

             (a) Notwithstanding any other provision of this Article IX, the Stockholders shall not be liable under Section 9.2(a)(i) or 9.2(b)(i), unless and until the aggregate amount of liability thereunder exceeds $400,000, and thereafter the indemnified party shall be entitled to indemnification thereunder only for the aggregate amount of such liability in excess of such amount; provided that the foregoing limitations shall not apply to liability for a
--------
breach of the representations or warranties in Sections 3.1, 3.2, 3.3, 3.28, 4.1 and 4.2 and to any fraudulent breach of representations or warranties.

             (b) Notwithstanding any other provision of this Article IX, (i) Buyer shall not be liable under Section 9.3(a)(i) unless and until the aggregate amount of liability (after taking into account any insurance proceeds actually paid with respect thereto) thereunder exceeds $400,000, and thereafter the indemnified party shall be entitled to indemnification thereunder only for the aggregate amount of such liability in excess of such amount; provided that the
                                                             --------
foregoing limitations shall not apply to liability for a breach of the representations or warranties in Sections 5.1, 5.2 and 5.6 and to any fraudulent breach of representations and warranties, (ii) for a period of three years following the Closing Date, the maximum amount for which the Stockholder Indemnified Parties shall be entitled to indemnification under Section 9.3 shall be $12,500,000 in the aggregate, and (iii) beginning on the third anniversary of the Closing Date, the maximum amount for which the Stockholder Indemnified Parties shall be entitled to indemnification under Section 9.3 shall be reduced from $12,500,000 to $5,000,000 in the aggregate; provided, however, that the
                                                 --------  -------
maximum liability of $5,000,000 during such period shall be increased by the amount of (i) any indemnification claims by any Stockholder Indemnified Party satisfied by Buyer during the period beginning on the Closing Date and ending on the third anniversary of the Closing Date and (ii) any indemnification claims made by any Stockholder Indemnified Party that is pending as of the third anniversary of the Closing Date.

      9.6    Calculation of Covered Liabilities.

             (a) Insurance Proceeds. To the extent that any claim for
                 ------------------
indemnification is covered by insurance held by any indemnified party, such indemnified party shall be entitled to indemnification pursuant to Section 9.2 or 9.3, as applicable, only with respect to the amount of the Covered Liabilities that are in excess of the cash proceeds received by such indemnified party pursuant to such insurance. If such indemnified party receives such cash insurance proceeds prior to the time such claim is paid, then the amount payable by the indemnifying party pursuant to such claim shall be reduced by the amount of such proceeds. If such indemnified party receives such cash insurance proceeds after such claim has been paid, then upon the receipt by the indemnified party of any cash proceeds pursuant to such insurance up to the amount of Covered Liabilities incurred by such indemnified party with respect to such claim, such indemnified party shall promptly repay any portion of such amount which was previously paid by the indemnifying party to such indemnified party in satisfaction of such claim. For purposes of determining whether the Covered Liabilities have achieved the minimum liability amount set forth in Section 9.5, the Covered Liabilities shall be calculated net of any insurance proceeds received by the indemnified party.

          (b) Effect of Taxes. The amount of any indemnity payments for Covered
              ---------------
Liabilities under Section 9.2 or 9.3 above shall be (i) decreased to reflect the actual Tax Benefit, if any, to the indemnified party resulting from the Covered Liabilities giving rise to such indemnity payments and (ii) increased to reflect the actual Tax Loss, if any, payable by such indemnified party as a result of the receipt of such Covered Liabilities, in each case subject to the limitations on indemnification contained in Section 9.5. In either case, the amount shall be determined by the indemnified party taking into account only the taxable period in which such indemnity payment accrues (and prior periods) and not any subsequent periods. If an indemnity payment is made prior to the filing of relevant Tax Returns, the amount shall be determined on an estimated basis. Proper adjustments shall be made if the actual Tax Benefit or actual Tax Loss differ from the estimated amount.

     9.7 Exclusive Remedy. Except for post-closing covenants and actions grounded in fraud, the parties hereto acknowledge and agree that in the event the Closing occurs, the indemnification provisions in this Article IX shall be the exclusive remedy of Buyer and the Stockholders with respect to the transactions contemplated by this Agreement. With respect to post-closing covenants and actions grounded in fraud, (i) the right of a party to be indemnified and held harmless pursuant to the indemnification provisions in this Agreement shall be in addition to and cumulative of any other remedy of such party at law or in equity and (ii) no such party shall, by exercising any remedy available to it under this Article IX, be deemed to have elected such remedy exclusively or to have waived any other remedy, whether at law or in equity, available to it

                                    ARTICLE X
                                   TERMINATION

     10.1 Termination. This Agreement may be terminated at any time prior to the
Closing:

               (i) by the mutual written consent of the Company, Buyer and the Stockholders;

               (ii) by Buyer, if any event occurs which renders impossible compliance with one or more of the conditions set forth in Article VII hereof, which condition or conditions are not waived by Buyer; provided that Buyer has notified the Company of the occurrence of such
          --------
          event and the Company has not within 30 days after the delivery of such notice, complied with such condition;

               (iii) by the Company or the Stockholders, if any event occurs which renders impossible compliance with one or more of the conditions set forth in Article VIII hereof, which condition or conditions are not waived by the Company; provided that the Company or the
                                     --------
          Stockholders have notified Buyer of the occurrence of such event and Buyer has not within 30 days after the delivery of such notice, complied with such condition; or

               (iv) by the Company, the Stockholders or Buyer if the Closing has not occurred by April 30, 2000.

     10.2 Procedure: Effect of Termination. If this Agreement is terminated as provided in Section 10.1, written notice thereof shall forthwith be given by the terminating party to the other party, and this Agreement shall thereupon terminate and become void and of no further force and effect and there shall be no further liability or obligation on the part of either party hereto except for the obligations under Sections 6.5 and 6.7; provided that termination of this
                                            --------
Agreement by Buyer, the Company or the Stockholders pursuant to clause (ii) or
(iii) of Section 10.1, respectively, shall not relieve the defaulting or breaching party (the "Breaching Party"), whether or not it is the terminating party, of liability for damages actually incurred by the other party as a result of breach of this Agreement by the Breaching Party.

                                   ARTICLE XI
                               GENERAL PROVISIONS

     11.1 Notices. All notices required to be given hereunder shall be in writing and shall be deemed to have been given if (i) delivered personally or by documented courier or delivery service, (ii) transmitted by facsimile during normal business hours or (iii) mailed by registered or certified mail (return receipt requested and postage prepaid) to the following listed persons at the addresses and facsimile numbers specified below, or to such other persons, addresses or facsimile numbers as a party entitled to notice shall give, in the manner hereinabove described, to the others entitled to notice:

          (a) If to the Company, to:

                              The Snyder Group Company
                              5575 DTC Parkway, Suite 370
                              Englewood, Colorado 80111
                              Attention: Michael J. Snyder
                              Facsimile No.: 303-846-6013

                    with a copy to:

                              Name:  Powers & Therrien, P.S.
                              3502 Tieton Drive
                              Yakima, Washington 98902
                              Attention: Keith Therrien and Les Powers
                              Facsimile No.: 509-453-0745

          (b) If to Buyer or Sub, to:

                              Red Robin International, Inc.
                              5575 DTC Parkway, Suite 110
                              Englewood, Colorado 80111
                              Attention: John Grant
                              Facsimile No.: 303-846-6073
                    with a copy to:

                              O'Melveny & Myers LLP
                              610 Newport Center Drive, 17th Floor
                              Newport Beach, California 92660
                              Attention:  Thomas J. Leary
                              Facsimile No.:  949-823-6994

          (c)if to the Stockholders, to:

                              Michael J. Snyder, the Stockholder Agent
                              The Snyder Group Company
                              5575 DTC Parkway, Suite 370
                              Englewood, Colorado 80111
                              Facsimile No.: 303-846-6013

If given personally or by documented courier or delivery service, or transmitted by facsimile, a notice shall be deemed to have been given when it is received. If given by mail, it shall be deemed to have been given on the third business day following the day on which it was posted.

     11.2 Interpretation. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. For purposes of this Agreement, the words "includes" and "including" shall mean "including without limitation." As used herein, "knowledge of the Company" shall mean the actual knowledge of the executive officers of the Company identified in Schedule 11.2(a) hereto after reasonable inquiry of other Personnel of the Company and its Subsidiaries, "knowledge of Buyer" shall mean the actual knowledge of the executive officers of Buyer identified in Schedule 11.2(b) hereto after reasonable inquiry of other Personnel of Buyer and "knowledge of the Stockholders" shall mean the actual knowledge of the Stockholders after due inquiry. All accounting terms not defined in this Agreement shall have the meaning determined by GAAP. All capitalized terms defined herein are equally applicable to both the singular and plural forms. The language in all parts of this Agreement shall be construed, in all case, according to its fair meaning. The parties acknowledge that each party and its counsel have reviewed this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

     11.3 Entire Agreement. This Agreement, together with the Letter of Intent, the Schedules and Exhibits hereto, contain the entire agreement among the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein; provided that the forms of agreements
                                       --------
attached hereto as Exhibits or Schedules shall be superseded by the copies of such agreements executed and delivered by the respective parties thereto, the execution and delivery of such agreements by the parties thereto to be conclusive evidence of such parties' approval of any change or modification therein.

     11.4 No Third Party Beneficiaries. Except as set forth in Article IX, nothing in this Agreement (whether expressed or implied) is intended to confer upon any person other than the parties hereto, any rights or remedies under or by reason of this Agreement nor is anything in this Agreement intended to relieve or discharge the liability of any party hereto, nor shall any provision hereof give any person any right of subrogation against, or action over against any party. Without limiting the generality of the foregoing, nothing contained herein shall confer any third party beneficiary right (actual or implied) upon any employee of the Company or any of its Subsidiaries or obligate the Company or any of its Subsidiaries to continue any such employee in its employ for any specified period of time or at any specified salary, wages or benefits after the Closing Date.

     11.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party hereto will assign its rights or delegate its obligations under this Agreement without the express prior written consent of each other party hereto.

     11.6 Severability. In the event that this Agreement or any other instrument referred to herein, or any of their respective provisions, or the performance of any such provision, is found to be invalid, illegal or unenforceable under applicable law now or hereafter in effect, the parties shall be excused from performance of such portions of this Agreement as shall be found to be invalid, illegal or unenforceable under the applicable laws or regulations without, to the maximum extent permitted by law, affecting the validity of the remaining provisions of the Agreement. Should any method of termination of this Agreement or a portion thereof be found to be invalid, illegal or unenforceable, such method shall be reformed to comply with the requirements of applicable law so as, to the greatest extent possible, to allow termination by that method. Nothing herein shall be construed as a waiver of any party's right to challenge the validity of such law.

     11.7 Amendment. This Agreement may be amended, modified or supplemented at any time by the parties hereto. This Agreement may be amended only by an instrument in writing signed by each of the parties hereto.

     11.8 Extension; Waiver. At any time prior to the Closing Buyer or the Company may (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive a breach of a representation or warranty of the other party hereto, or (iii) waive compliance by the other party hereto with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in a written instrument signed by the party giving the extension or waiver. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     11.9 Disclosure Schedules. Certain of the representations and warranties set forth in this Agreement contemplate that there will be attached schedules setting forth information that might be "material" or have a "Material Adverse Effect on the Company and its Subsidiaries." The Company may, at its option, include in such schedules items that are not material or are not likely to have a Material Adverse Effect on the Company and its Subsidiaries in order to avoid any misunderstanding, and any such inclusion shall not be deemed to be an acknowledgment or representation that such items are material or would have a Material Adverse Effect on the Company and its Subsidiaries, to establish any standard of materiality or Material Adverse Effect on the Company and its Subsidiaries, or to define further the meaning of such terms for purposes of this Agreement

     11.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11.11 Jurisdiction; Waiver of Jury Trial. The parties hereto irrevocably submit to the exclusive jurisdiction of the United States District Court for the District of Nevada (or, if subject matter jurisdiction in that court is not available, in the Eighth Judicial District Court for the County of Clark) over any dispute arising out of or relating to this Agreement or any agreement or instrument contemplated hereby or entered into in connection herewith or any of the transactions contemplated hereby or thereby. Each party hereby irrevocably agrees that all claims in respect of such dispute or proceeding shall be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection that they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum in connection therewith. THE PARTIES HERETO WAIVE THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING SEEKING ENFORCEMENT OF SUCH PARTY'S RIGHTS UNDER THIS AGREEMENT.

     11.12 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Nevada without regard to any laws or regulations relating to choice of laws (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.

     11.13  Stockholder Agent.

            (a) Michael J. Snyder is hereby appointed by the Stockholders to act as the Stockholders' agent (the "Stockholder Agent") for purposes of (i) asserting and/or responding to, on behalf of all of the Stockholders, any indemnification claims under Article IX, (ii) instituting and/or coordinating any legal action (including, if the Stockholder Agent in his sole discretion shall determine it is necessary or appropriate, the legal defense of any claim for indemnification sought by Buyer hereunder in respect thereof), (iii) asserting, by means of a Dispute Notice, any disagreement in connection with the Closing Balance Sheet or Buyer's proposed adjustment, if any, of the Stock Merger Consideration pursuant to Section 2.9, (iv) accepting any certificates or notices delivered by Buyer to the Stockholders pursuant to this Agreement, (v) executing written instructions to the Escrow Agent and (vi) taking any action on behalf of the Stockholders, in response to any certificate or notice from Buyer or otherwise, that the Stockholder Agent determines is necessary or appropriate. Accordingly, Buyer agrees (i) to provide any certificate and/or notice required or permitted to be given hereunder to the Stockholders to the Stockholder Agent,
(ii) to utilize the Stockholder Agent for purposes of asserting and resolving indemnification claims pursuant to Article IX, (iii) to prepare and deliver to the Stockholder Agent a Closing Balance Sheet and Buyer's proposed adjustment, if any, to the Stock Merger Consideration pursuant to Section 2.9, and (iv) to utilize the Stockholder Agent for purposes of resolving any Dispute Notice received by Buyer in connection with the Closing Balance Sheet and Buyer's proposed adjustment, if any, to the Stock Merger Consideration. Notwithstanding anything herein to the contrary, the Stockholder Agent shall in no event be liable for any indemnification obligation or any obligation arising from a disagreement in connection with the Closing Balance Sheet or Buyer's proposed adjustment, if any, of the Stock Merger Consideration of the Stockholders other Dthan the Stockholder Agent's pro rata share of such obligations based on the Stockholder Agent's ownership percentage of the Company immediately prior to the Effective Time. Each of the Stockholders hereby agrees to pay, promptly upon the written request of the Stockholder Agent therefor, any and all costs and expenses (including, without limitation, any and all attorneys' fees and expenses) incurred by the Stockholder Agent in responding to the indemnification claims and in resolving any disagreements concerning the Closing Balance Sheet or Buyer's proposed adjustment, if any, of the Stock Merger Consideration; provided, however, the amount paid by each Stockholder for such costs and
--------  -------
expenses shall be limited to such Stockholder's pro rata share of such obligations based on such Stockholder's ownership percentage of the Company immediately prior to the Effective Time.

            (b) Michael J. Snyder may, in his sole discretion, resign as the Stockholder Agent, provided that Michael J. Snyder shall give Buyer 20 days' prior written notice of his inability or unwillingness to serve as the Stockholder Agent hereunder. If Michael J. Snyder is unable to or unwilling to act as the Stockholder Agent, a majority in interest of the Stockholders shall be entitled to appoint a substitute agent(s) for such purpose. Michael J. Snyder shall have no liability whatsoever to any of the Stockholders, the Surviving Corporation or Buyer in acting as the Stockholder Agent except for actions taken in manifest bad faith. Buyer shall be entitled to rely on the authority of the Stockholder Agent for all purposes provided for herein, and Buyer shall have no liability to the Stockholders for the failure of the Stockholder Agent to perform any action or satisfy any obligation provided for herein.

     11.14 Stockholders Covenant. Whenever in this Agreement the Company is obligated to take any action, the Stockholders shall cause the Company to take the action that is required.

     11.15 Attorney's Fees. In the event of any Action for breach of this Agreement or misrepresentation by any party, the prevailing party shall be entitled to reasonable attorney's fees, costs and expenses incurred in such Action. Attorney's fees incurred in enforcing any judgment in respect of this Agreement are recoverable as a separate item. The preceding sentence is intended to be severable from the other provisions of this Agreement and to survive any judgment and, to the maximum extent permitted by law, shall not be deemed merged into any such judgment.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed by their duly authorized officers.

                                   RED ROBIN INTERNATIONAL, INC.,
                                   a Nevada corporation

                                   By: /s/ James P. McCloskey
                                      -------------------------------------
                                   Name:  JAMES P. McCLOSKEY
                                        -----------------------------------
                                   Title: V P, CFO and Secretary
                                         ----------------------------------


                                   RED ROBIN HOLDING CO., INC.,
                                   a Nevada corporation

                                   By: /s/ James P. McCloskey
                                      -------------------------------------
                                   Name:  JAMES P. McCLOSKEY
                                         ----------------------------------
                                   Title: V P and Secretary
                                         ----------------------------------


                                   THE SNYDER GROUP COMPANY,
                                   a Delaware corporation

                                   By:_____________________________________
                                   Name:___________________________________
                                   Title:__________________________________

                                   THE STOCKHOLDERS


                                   ________________________________________
                                   Michael J. Snyder


                                   ________________________________________
                                   Stephen Snyder, individually and as the
                                   Trustee of the Stephen S. Snyder Trust


                                   ________________________________________
                                   Louise Snyder, individually and as the
                                   Trustee of the Louise Snyder Trust

     IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed by their duly authorized officers.

                                   RED ROBIN INTERNATIONAL, INC.,
                                   a Nevada corporation

                                   By:_____________________________________
                                   Name:___________________________________
                                   Title:__________________________________

                                   RED ROBIN HOLDING CO., INC.,
                                   a Nevada corporation

                                   By:_____________________________________
                                   Name:___________________________________
                                   Title:__________________________________

                                   THE SNYDER GROUP COMPANY,
                                   a Delaware corporation

                                   By: /s/ Michael J. Snyder
                                      -------------------------------------
                                   Name:  MICHAEL J. SNYDER
                                        -----------------------------------
                                   Title: President
                                         ----------------------------------

                                   THE STOCKHOLDERS


                                   /s/ Michael J. Snyder
                                   ----------------------------------------
                                   Michael J. Snyder


                                   ________________________________________
                                   Stephen Snyder, individually and as the
                                   Trustee of the Stephen S. Snyder Trust


                                   ________________________________________
                                   Louise Snyder, individually and as the
                                   Trustee of the Louise Snyder Trust

     IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed by their duly authorized officers.

                                   RED ROBIN INTERNATIONAL, INC.,
                                   a Nevada corporation

                                   By:_____________________________________
                                   Name:___________________________________
                                   Title:__________________________________

                                   RED ROBIN HOLDING CO., INC.,
                                   a Nevada corporation

                                   By:_____________________________________
                                   Name:___________________________________
                                   Title:__________________________________

                                   THE SNYDER GROUP COMPANY,
                                   a Delaware corporation

                                   By: /s/ Steve Snyder
                                      -------------------------------------
                                   Name:  Steve Snyder
                                        -----------------------------------
                                   Title: Vice President
                                         ----------------------------------

                                   THE STOCKHOLDERS


                                   ________________________________________
                                   Michael J. Snyder


                                   /s/ Stephen Snyder   Trustee
                                   ----------------------------------------
                                   Stephen Snyder, individually and as the
                                   Trustee of the Stephen S. Snyder Trust


                                   ________________________________________
                                   Louise Snyder, individually and as the
                                   Trustee of the Louise Snyder Trust

         IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed by their duly authorized officers.

                                   RED ROBIN INTERNATIONAL, INC.,
                                   a Nevada corporation

                                   By:_____________________________________
                                   Name:___________________________________
                                   Title:__________________________________

                                   RED ROBIN HOLDING CO., INC.,
                                   a Nevada corporation

                                   By:_____________________________________
                                   Name:___________________________________
                                   Title:__________________________________

                                   THE SNYDER GROUP COMPANY,
                                   a Delaware corporation

                                   By:_____________________________________
                                   Name:___________________________________
                                   Title:__________________________________


                                   THE STOCKHOLDERS


                                   ________________________________________
                                   Michael J. Snyder


                                   ________________________________________
                                   Stephen Snyder, individually and as the
                                   Trustee of the Stephen S. Snyder Trust


                                   /s/ Louise Snyder
                                   ----------------------------------------
                                   Louise Snyder, individually and as the
                                   Trustee of the Louise Snyder Trust

                                          /s/ Mike Woods
                                          --------------------------------------
                                          Mike Woods


                                          /s/ Bob Merullo
                                          --------------------------------------
                                          Bob Merullo (sic)

                                          SHAMROCK INVESTMENT COMPANY,
                                          a Washington general partnership

                                          By: __________________________________
                                          Name:_________________________________
                                          Title:________________________________


                                          ______________________________________
                                          George D. Hansen


                                          ______________________________________
                                          Deborah Hansen

                                          ______________________________________
                                          Beverly C. Brown (Cook)


                                          ______________________________________
                                          L.V. Brown, Jr.

                                          ______________________________________
                                          Mike Woods


                                          ______________________________________
                                          Bob Merullo (sic)


                                          SHAMROCK INVESTMENT COMPANY,
                                          a Washington general partnership

                                          By: /s/ George D. Hansen
                                             -----------------------------------
                                          Name:_________________________________
                                          Title:________________________________


                                          /s/ George D. Hansen
                                          --------------------------------------
                                          George D. Hansen


                                          ______________________________________
                                          Deborah Hansen


                                          /s/ Beverly C. Brown
                                          --------------------------------------
                                          Beverly C. Brown (Cook)


                                          ______________________________________
                                          L.V. Brown, Jr.

                                          ______________________________________
                                          Mike Woods


                                          ______________________________________
                                          Bob Merullo (sic)


                                          SHAMROCK INVESTMENT COMPANY,
                                          a Washington general partnership


                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________


                                          /s/ George D. Hansen
                                          --------------------------------------
                                          George D. Hansen


                                          /s/ Deborah Hansen
                                          --------------------------------------
                                          Deborah Hansen


                                          ______________________________________
                                          Beverly C. Brown (Cook)


                                          ______________________________________
                                          L.V. Brown, Jr.

                                         _______________________________________
                                         Mike Woods

                                         _______________________________________
                                         Bob Merullo (sic)


                                         SHAMROCK INVESTMENT COMPANY,
                                         a Washington general partnership


                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________


                                         /s/ George D. Hansen
                                         ---------------------------------------
                                         George D. Hansen


                                         _______________________________________
                                         Deborah Hansen


                                         /s/ Beverly C. Brown
                                         ---------------------------------------
                                         Beverly C. Brown (Cook)


                                         _______________________________________
                                         L.V. Brown, Jr.

                                     ___________________________________________
                                     Mike Woods

                                     ___________________________________________
                                     Bob Merullo (sic)


                                     SHAMROCK INVESTMENT COMPANY,
                                     a Washington general partnership


                                     By:________________________________________
                                     Name:______________________________________
                                     Title:_____________________________________


                                     /s/ George D. Hansen
                                     -------------------------------------------
                                     George D. Hansen


                                     /s/ Deborah Hansen
                                     -------------------------------------------
                                     Deborah Hansen


                                     ___________________________________________
                                     Beverly C. Brown (Cook)


                                     /s/ L.V. Brown, Jr. P/R for L.V. Brown, Jr.
                                     by George D. Hansen Durable Power of
                                     Attorney for L.V. Brown, Jr.
                                     -------------------------------------------
                                     L.V. Brown, Jr.

                     List of Omitted Exhibits and Schedules
                     --------------------------------------

The following exhibits and schedules to the Agreement and Plan of Merger have been omitted and shall be furnished supplementally to the Commission upon request:

Exhibit A       -   Stockholders
Exhibit B       -   Form of Shareholders Agreement
Exhibit C       -   Form of Registration Rights Agreement
Exhibit D       -   Form of Employment Agreement
Exhibit E       -   Estimated Closing Balance Sheet
Exhibit F       -   Form of Debenture
Exhibit G       -   Form of Indenture
Exhibit H       -   Form of Escrow Agreement
Exhibit I       -   Merger Agreement

Schedule 2.9(b) -   Variations from GAAP
Schedule 3.1    -   Organization and Qualification
Schedule 3.2    -   Capitalization
Schedule 3.4    -   Consents and Approvals
Schedule 3.5    -   Non-Contravention
Schedule 3.6    -   Environmental Matters
Schedule 3.7    -   Licenses and Permits
Schedule 3.8    -   The Company's Compliance
Schedule 3.9    -   GAAP
Schedule 3.10   -   Absence of Changes
Schedule 3.11   -   Undisclosed Liabilities
Schedule 3.12   -   Litigation
Schedule 3.13   -   Real Property
Schedule 3.14   -   Personal Property
Schedule 3.15   -   Sufficiency of Assets
Schedule 3.17   -   Intellectual Property
Schedule 3.18   -   Contracts
Schedule 3.19   -   Insurance
Schedule 3.20   -   Labor Matters
Schedule 3.21   -   Employee Plans
Schedule 3.22   -   Tax Matters
Schedule 3.23   -   Transactions with Certain Persons
Schedule 3.24   -   Suppliers
Schedule 3.25   -   Banking Relationships
Schedule 4.1    -   Company Common Stock Ownership
Schedule 4.2    -   Enforceability
Schedule 4.3    -   Stockholder Compliance
Schedule 4.4    -   Third Party Options
Schedule 5.3    -   Consents and Approvals
Schedule 6.2    -   Forbearances
Schedule 6.9    -   Efforts to Consummate
Schedule 6.17   -   Valuation Items
Schedule 6.18   -   Retained Assets
Schedule 8.9    -   Releases
Schedule 11.2(a)-   The Company's Executive Officers
Schedule 11.2(b)-   Buyer's Executive Officers